                                                                    Exhibit 4.2

===============================================================================





                               TERM LOAN AGREEMENT

                                   dated as of

                                  April 5, 2001

                                      among

                           ANNACO GENERAL PARTNERSHIP,

                                  as borrower,

                                  CHRISCORP ULC

                                       and

                                  HENCORP LLC,

                                 as guarantors,

                   THE LENDERS PARTY HERETO FROM TIME TO TIME,

                                       and

                           FLEET CAPITAL CORPORATION,

                     as Administrative and Collateral Agent





===============================================================================

                                         SCHEDULES & EXHIBITS


Schedule 1.4                    Designated Financial Officers
Schedule 2.1                    Lenders and Commitments
Schedule 5.3                    Governmental Approvals; No Conflicts
Schedule 5.11                   Capitalization
Schedule 5.12                   Subsidiaries
Schedule 5.14                   Bank Accounts
Schedule 8.8                    Restrictive Agreements

Exhibit A                       Form of Term Note
Exhibit B                       Form of Solvency Certificate
Exhibit C                       Form of Non-Recourse Collateral Assignment of Economic Interests
Exhibit D                       Form of Stock Pledge Agreement
Exhibit E                       Form of Collateral Assignment of Membership Interests
Exhibit F-1                     Form of Opinion of Counsel to Credit Parties (Sullivan & Worcester)
Exhibit F-2                     Form of Opinion of Counsel to Credit Parties (Stikeman Elliot)
Exhibit G                       Form of Assignment and Acceptance
Exhibit H                       Form of Compliance Certificate


The above schedules and exhibits have been omitted but will be provided to the Securities and Exchange Commission upon request.


ARTICLE 1     DEFINITIONS....................................................................................1

     1.1      Defined Terms..................................................................................1

     1.2      Terms Generally...............................................................................10

     1.3      Accounting Terms; GAAP........................................................................10

ARTICLE 2     THE TERM LOANS................................................................................10

     2.1      Term Loans....................................................................................10

     2.2      Interest Elections............................................................................10

     2.3      Payments Generally: Pro Rata Treatment; Sharing of Set-Offs...................................11

     2.4      Repayment of Term Loans; Evidence of Debt.....................................................13

     2.5      Prepayment of Term Loans......................................................................13

     2.6      Fees..........................................................................................14

     2.7      Interest......................................................................................14

     2.8      Alternate Rate of Interest....................................................................15

     2.9      Increased Costs...............................................................................15

     2.10     Break Funding Payments........................................................................16

     2.11     Taxes.........................................................................................17

ARTICLE 3     GUARANTEE BY GUARANTORS.......................................................................18

     3.1      The Guarantee.................................................................................18

     3.2      Obligations Unconditional.....................................................................18

     3.3      Reinstatement.................................................................................19

     3.4      Subordination and Subrogation.................................................................19

     3.5      Remedies......................................................................................19

     3.6      Instrument for the Payment of Money...........................................................19

     3.7      Continuing Guarantee..........................................................................20

     3.8      General Limitation on Guarantee Obligations...................................................20

ARTICLE 4     THE COLLATERAL................................................................................20

     4.1      Acknowledgment of Liens against the Collateral................................................20

     4.2      Special Warranties and Covenants of the Credit Parties........................................20

     4.3      Blocked Account Agreements....................................................................20

     4.4      Right of Agent to Recover Against Collateral, etc.............................................21

     4.5      Proceeds of Collateral........................................................................22

ARTICLE 5     REPRESENTATIONS AND WARRANTIES................................................................22

     5.1      Organization; Powers..........................................................................22


     5.2      Authorization; Enforceability.................................................................22

     5.3      Governmental Approvals; No Conflicts..........................................................22

     5.4      No Other Properties or Operations.............................................................22

     5.5      Litigation and Environmental Matters..........................................................23

     5.6      Compliance with Laws and Agreements...........................................................23

     5.7      Investment and Holding Company Status.........................................................23

     5.8      Taxes.........................................................................................23

     5.9      ERISA.........................................................................................23

     5.10     Disclosure....................................................................................23

     5.11     Capitalization................................................................................24

     5.12     Subsidiaries..................................................................................24

     5.13     Federal Reserve Regulations...................................................................24

     5.14     Bank Accounts.................................................................................24

     5.15     Burdensome Restrictions.......................................................................24

ARTICLE 6     CONDITIONS....................................................................................24

     6.1      Effective Time................................................................................24

ARTICLE 7     AFFIRMATIVE COVENANTS.........................................................................27

     7.1      Financial Statements and Other Information....................................................27

     7.2      Notices of Material Events....................................................................28

     7.3      Existence.....................................................................................28

     7.4      Payment of Obligations........................................................................28

     7.5      Books and Records; Inspection Rights..........................................................28

     7.6      Fiscal Year...................................................................................28

     7.7      Compliance with Laws..........................................................................28

     7.8      Use of Proceeds...............................................................................29

     7.9      Certain Obligations Respecting Subsidiaries...................................................29

     7.10     Environmental Matters; Reporting..............................................................29

     7.11     Cash Deposits/Bank Accounts...................................................................29

ARTICLE 8     NEGATIVE COVENANTS............................................................................29

     8.1      Indebtedness..................................................................................29

     8.2      Liens.........................................................................................30

     8.3      Contingent Liabilities........................................................................30

     8.4      Fundamental Changes...........................................................................30


     8.5      Investments; Hedging Agreements...............................................................30

     8.6      Restricted Junior Payments....................................................................30

     8.7      Transactions with Affiliates..................................................................31

     8.8      Restrictive Agreements........................................................................31

     8.9      Modifications of Certain Documents............................................................31

ARTICLE 9     EVENTS OF DEFAULT.............................................................................31

     9.1      Events of Default.............................................................................31

     9.2      Remedies......................................................................................33

ARTICLE 10    THE AGENT.....................................................................................33

     10.1     Appointment and Authorization.................................................................33

     10.2     Agent's Rights as Lender......................................................................34

     10.3     Duties As Expressly Stated....................................................................34

     10.4     Reliance By Agent.............................................................................34

     10.5     Action Through Sub-Agents.....................................................................35

     10.6     Resignation and Replacement of Agent and Appointment of Successor Agent.......................35

     10.7     Lenders' Independent Decisions................................................................35

     10.8     Indemnification...............................................................................36

     10.9     Consents Under Other Loan Documents...........................................................36

     10.10    Notices to Lenders............................................................................36

ARTICLE 11    MISCELLANEOUS.................................................................................36

     11.1     Notices.......................................................................................36

     11.2     Waivers; Amendments...........................................................................37

     11.3     Expenses; Indemnity: Damage Waiver............................................................38

     11.4     Successors and Assigns........................................................................39

     11.5     Survival......................................................................................42

     11.6     Counterparts; Integration; References to Agreement; Effectiveness.............................42

     11.7     Severability..................................................................................43

     11.8     Right of Setoff...............................................................................43

     11.9     Governing Law; Jurisdiction; Consent to Service of Process....................................43

     11.10    WAIVER OF JURY TRIAL..........................................................................44

     11.11    Headings......................................................................................44

     11.12    Confidentiality...............................................................................44


     11.13    Limitation on Liability of General Partners...................................................44

                               TERM LOAN AGREEMENT

     THIS TERM LOAN AGREEMENT dated as of April 5, 2001 (this "AGREEMENT") is by and among ANNACO GENERAL PARTNERSHIP, a Delaware general partnership, as borrower, having as its general partners Nova Steel Ltd., a Canadian corporation and Metco Steel Inc., a Quebec corporation (together, the "GENERAL PARTNERS"), CHRISCORP ULC, a Nova Scotia unlimited liability company, and HENCORP LLC, a Delaware limited liability company, as guarantors, THE LENDERS FROM TIME TO TIME PARTY HERETO, and FLEET CAPITAL CORPORATION, as Administrative and Collateral Agent.

     The parties hereto agree as follows:

                                   ARTICLE 1

                                   Definitions

     1.1 DEFINED TERMS. As used in this Agreement, the following terms have the meanings specified below:

     "ADJUSTED BASE RATE" means, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day, and (b) the Federal Funds Effective Rate in effect on such day PLUS 1/2 of 1%. Any change in the Adjusted Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

     "ADJUSTED LIBO RATE" means, with respect to any Eurodollar Portion of the Term Loan for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

     "ADMINISTRATIVE QUESTIONNAIRE" means an Administrative Questionnaire in a form supplied by the Agent.

     "AFFILIATE" means, with respect to a specified Person, another Person that Controls or is Controlled by or is under common Control with the Person specified.

     "AGENT" means Fleet Capital Corporation in its capacity as administrative and collateral agent for the Lenders hereunder, and any successor thereto in such capacity.

     "APPLICABLE MARGIN" means, at any time, a rate of interest per annum equal to: (a) for Base Rate Portions of the Term Loans, the "Applicable Margin" for "Base Rate Portions" as in effect at such time under the $60MM Term Loan Facility less one-eighth of one percent (0.125%); and (b) for Eurodollar Portions of the Term Loans, the "Applicable Margin" for "Eurodollar Portions" as in effect at such time under the $60MM Term Loan Facility less one-eighth of one percent (0.125%).

     "APPLICABLE PERCENTAGE" means with respect to any Lender, the percentage of the total Term Loans outstanding hereunder represented by such Lender's Term Loan outstanding hereunder.

     "APPROVED FUND" means, with respect to any Lender that is a fund that invests in commercial loans, any other fund that invests in commercial loans and is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

     "ASSIGNMENT AND ACCEPTANCE" means an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 11.4), and accepted by the Agent, in the form of EXHIBIT H annexed hereto or any other form approved by the Agent which complies with the provisions of Section 11.4.

     "BASE RATE" when used in reference to any Portions of the Term Loans, refers to those Portions of the Term Loans that are bearing interest at a rate determined by reference to the Adjusted Base Rate.

     "BLOCKED ACCOUNT AGREEMENT" has the meaning assigned to such term in
Section 4.3(b).

     "BOARD" means the Board of Governors of the Federal Reserve System of the United States of America.

     "BORROWER" means Annaco General Partnership, a Delaware general partnership.

     "BUSINESS DAY" means any day that is not a Saturday, Sunday or other day on which commercial banks in Boston, Massachusetts are authorized or required by law to remain closed; PROVIDED that, when used in connection with a Eurodollar Portion, the term "BUSINESS DAY" shall also exclude any day on which banks are not open for dealings in U.S. dollar deposits in the London interbank market.

     "CAPITAL LEASE OBLIGATIONS" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

     "CHANGE IN CONTROL" means (a) any event, transaction or occurrence as a result of which (i) those Persons who beneficially own (as defined in Rule 13d-3 or any successor rule or regulation promulgated under the Securities Exchange Act of 1934, as amended) 100% of the general partnership interests of the Borrower cease to own 100% of the general partnership interests of the Borrower, or (ii) the Borrower shall cease to own 100% of the outstanding capital stock of Chriscorp, or (iii) the Borrower and Chriscorp shall cease to own 100% of the membership interests in the LLC; or (b) any sale of all or substantially all of the business or assets of Chriscorp or the Borrower.

     "CHANGE IN LAW" means (a) the adoption of any law, rule or regulation after the Closing Date, (b) any change after the Closing Date in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority or (c) compliance by any Lender (or, for purposes of Section 2.14(b), by any lending office of such Lender or by such Lender's holding company, if any) with any request, guideline or directive (whether or not having the force of law), other than a request or directive to comply with any law, rule or regulation in effect on the Closing Date, of any Governmental Authority or the National Association of Insurance Commissioners made or issued after the Closing Date.

     "CHRISCORP" means Chriscorp ULC, a Nova Scotia unlimited liability company.

     "CLOSING DATE" means the date on which the Effective Time shall occur.

     "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

     "COLLATERAL" means (i) the economic interests in the Borrower held by the General Partners, (ii) capital stock of Chriscorp held by the Borrower, (iii) the membership interests in the LLC held by the Borrower and Chriscorp, (iv) the rights and interests of the LLC under the $60MM Term Loan Facility and in all collateral pledged as security therefor, and (v) the rights and interests of the Credit Parties in all funds from time to time on deposit in bank accounts of the Credit Parties maintained with Fleet National Bank.

     "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "CONTROLLING" and "CONTROLLED" have meanings correlative thereto. A person who owns or holds capital stock, beneficial interests or other securities representing ten percent (10%) or more of the Total Voting Power of another Person shall be deemed, for purposes of this Agreement, to "control" such other Person.

     "CREDIT PARTIES" means the Borrower and the Guarantors.

     "DEFAULT" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

     "DESIGNATED FINANCIAL OFFICER" means an individual holding one or more of the following offices with each of the Credit Parties and listed in SCHEDULE 1.4 hereto: chief financial officer, principal accounting officer, treasurer, assistant treasurer, controller, or assistant controller.

     "DISCLOSED MATTERS" means the actions, suits and proceedings and the environmental matters disclosed in SCHEDULE 5.6.

     "DISPOSITION" means any sale, assignment, transfer or other disposition of any property (whether now owned or hereafter acquired) by the Borrower to any Person excluding the granting of Liens permitted hereunder.

     "EFFECTIVE TIME" means the time specified in a written notice from the Agent when the conditions specified in Section 6.1 are satisfied (or waived in accordance with Section 11.2).

     "ENVIRONMENTAL LAWS" means all applicable laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

     "ENVIRONMENTAL LIABILITY" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of any Credit Party directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

     "EQUITY RIGHTS" means, with respect to any Person, any subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including any stockholders' or voting trust agreements) for the issuance or sale of, or securities convertible into, any additional shares of capital stock of any class, or partnership or other ownership interests of any type in, such Person.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

     "EURODOLLAR" when used in reference to any Portions of the Term Loans, refers to those Portions that are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

     "EVENT OF DEFAULT" has the meaning assigned to such term in Section 9.1.

     "EXCLUDED TAXES" means, with respect to the Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income, net worth or franchise taxes imposed on (or measured by) its net income or net worth by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located or in which it is taxable solely on account of some connection other than the execution, delivery or performance of this Agreement or the receipt of income hereunder, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower is located and (c) in the case of a Foreign Lender, any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement or is attributable to such Foreign Lender's failure or inability to comply with
Section 2.11(e), except to the extent that such Foreign Lender's assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.11(a).

     "FEDERAL FUNDS EFFECTIVE RATE" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.

     "FOREIGN LENDER" means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

     "FOREIGN OFFICE" means with respect to any Lender, an office of such Lender located outside of the United States of America.

     "GAAP" means generally accepted accounting principles in the United States of America.

     "GOVERNMENTAL AUTHORITY" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government and the National Association of Insurance Commissioners.

     "GUARANTEE" means a guarantee, an endorsement, a contingent agreement to purchase or to furnish funds for the payment or maintenance of, or otherwise to be or become contingently liable under or with respect to, the Indebtedness, other obligations, net worth, working capital or earnings of any Person, or a guarantee of the payment of dividends or other distributions upon the stock or equity interests of any Person, or an agreement to purchase, sell or lease (as lessee or lessor) property, products, materials, supplies or services primarily for the purpose of enabling a debtor to make payment of such debtor's obligations or an agreement to assure a creditor against loss, and including, without limitation, causing a bank or other financial institution to issue a letter of credit or other similar instrument for the benefit of another Person, but excluding endorsements for collection or deposit in the ordinary course of business. The terms "GUARANTEE" and "GUARANTEED" used as a verb shall have a correlative meaning. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the primary obligations in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder).

     "GUARANTORS" means Chriscorp and LLC, as guarantors. "HAZARDOUS MATERIALS" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature, in each case regulated or subject to regulation pursuant to any Environmental Law.

     "HEDGING AGREEMENT" means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

     "INDEBTEDNESS" means, for any Person, without duplication: (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, advance, the issuance and sale of debt securities or the sale of Property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such Property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of Property or services, other than trade accounts payable arising, and accrued expenses incurred and paid, in the ordinary course of business; (c) Capital Lease Obligations of such Person; (d) obligations of such Person in respect of Hedging Agreements; (e) obligations of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for the account of such Person; (f) Indebtedness of others secured by a Lien on the Property of such Person, whether or not the respective indebtedness so secured has been assumed by such Person; and (g) Indebtedness of others Guaranteed by such Person. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

     "INDEMNIFIED TAXES" means all Taxes other than (a) Excluded Taxes and Other Taxes and (b) amounts constituting penalties or interest imposed with respect to Excluded Taxes or Other Taxes.

     "INTEREST ELECTION REQUEST" means a request by the Borrower to convert or continue any Eurodollar Portion of the Term Loans in accordance with Section 2.2.

     "INTEREST PAYMENT DATE" means (a) with respect to any Base Rate Portion, the first day of each month and (b) with respect to any Eurodollar Portion, the first day of each month and the last Business Day of the Interest Period applicable to such Portion of the Term Loans.

     "INTEREST PERIOD" means with respect to any Eurodollar Portion of the Term Loans, the period commencing on the date such Portion of the Term Loans is first converted into a Eurodollar Portion or, with respect to any existing Eurodollar Portion of the Term Loans, the first day following the expiration of the current Interest Period for such Eurodollar Portion of the Term Loans, and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the Borrower may elect; PROVIDED, that (a) if any Interest Period would end on a day other than a Business

Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. Notwithstanding the foregoing,

          (i) if any Interest Period for any Eurodollar Portion of the Term Loans would otherwise end after the Term Loan Maturity Date, such Interest Period shall end on the Term Loan Maturity Date, and

          (ii) notwithstanding the foregoing clause (i), no Interest Period for any Eurodollar Portion of the Term Loans shall have a duration of less than one month and, if the Interest Period for any Eurodollar Portion of the Term Loans would otherwise be a shorter period, such Portion of the Term Loans shall not be available hereunder as a Eurodollar Portion for such period.

     "INVESTMENT" means, for any Person: (a) the acquisition (whether for cash, Property, services or securities or otherwise) of capital stock, bonds, notes, debentures, partnership, limited liability company or other ownership interests or other securities of any other Person or any agreement to make any such acquisition (including, without limitation, any "short sale" or any sale of any securities at a time when such securities are not owned by the Person entering into such short sale); (b) the making of any deposit with, or advance, loan or other extension of credit to, any other Person (including the purchase of Property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such Property to such Person, but excluding any such advance, loan or extension of credit having a term not exceeding 180 days representing the purchase price of inventory or supplies sold by such Person in the ordinary course of business); or (c) the entering into of any Guarantee of, or other contingent obligation with respect to, Indebtedness or other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such Person.

     "LENDERS" means the Persons listed on SCHEDULE 2.1 and any other Person that shall have become a party hereto pursuant to an Assignment and Acceptance, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance.

     "LIBO RATE" means, with respect to any Eurodollar Portion of the Term Loans for any Interest Period, the rate appearing on Dow Jones Markets Page 3750 (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Agent from time to time for purposes of providing quotations of interest rates applicable to U.S. dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for U.S. dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBO RATE" with respect to such Eurodollar Portion for such Interest Period shall be the average of the rates at which U.S. dollar deposits of $5,000,000, and for a maturity comparable to such Interest Period, are offered by four major banks in the London interbank market as selected by the Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

     "LIEN" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing), other than an operating lease, relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

     "LLC" means Hencorp LLC, a Delaware limited liability company.

     "LOAN DOCUMENTS" means this Agreement, any promissory notes evidencing the Term Loans hereunder, the Non-Recourse Collateral Assignment of Economic Interests executed and delivered by the General Partners of the Borrower on the Closing Date and substantially in the form of EXHIBIT C hereto, the Hypothec on Movables executed and delivered by the General Partners of the Borrower and the Lenders on the Closing Date, the Stock Pledge Agreement executed and delivered by the Borrower on the Closing Date and substantially in the form of EXHIBIT D hereto, the Collateral Assignment of Membership Interests executed and delivered by Chriscorp and the Borrower on the Closing Date and substantially in the form of EXHIBIT E hereto, the Collateral Assignment Agreement executed and delivered by the LLC on the Closing Date and substantially in the form of EXHIBIT F hereto, all Blocked Account Agreements executed by the Credit Parties, and any other document or instrument delivered by any Credit Party pursuant to this Agreement in order to grant to the Agent, on behalf of the Lenders, a Lien on any property of that Credit Party as security for the Obligations, and any other instruments or documents delivered or to be delivered from time to time pursuant to this Agreement, as the same may be supplemented and amended from time to time in accordance with their respective terms.

     "MATERIAL ADVERSE EFFECT" means a material adverse effect on (a) the business, assets or financial condition of the Credit Parties taken as a whole,
(b) the ability of the Credit Parties to pay or perform any of their respective obligations under this Agreement or the other Loan Documents, or (c) the rights of or benefits available to the Lenders under this Agreement and the other Loan Documents.

     "NOVA TUBE AND STEEL" means Nova Tube and Steel, Inc., a Delaware corporation.

     "OBLIGATIONS" mean the aggregate outstanding principal balance of and all interest on the Term Loans made by the Lenders to the Borrower (including any interest accruing after the commencement of any proceeding by or against the Borrower under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, and any other interest that would have accrued but for the commencement of such proceeding, whether or not any such interest is allowed as a claim enforceable against the Borrower in any such proceeding), and all other obligations from time to time owing to the Lenders, or the Agent by the Credit Parties hereunder or under any other Loan Document, and all obligations of the Credit Parties to any Lender or any Affiliate of any Lender under any Hedging Agreement, in each case strictly in accordance with the terms thereof.

     "OTHER TAXES" means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement and the other Loan Documents, PROVIDED that there shall be excluded from "Other Taxes" all Excluded Taxes.

     "PERMITTED LIENS" has the meaning set forth in Section 8.2.

     "PERSON" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

     "PORTION" means a portion of the Term Loan of a specified Type with a specified Interest Period.

     "POST-DEFAULT RATE" means, for Base Rate Portions of the Term Loans, a rate per annum equal to the Adjusted Base Rate PLUS the Applicable Margin PLUS 4%, and, for Eurodollar Portions of the Term Loans, a rate per annum equal to the Adjusted LIBO Rate PLUS the Applicable Margin PLUS 4%.

     "PRIME RATE" means the rate of interest per annum publicly announced from time to time by Fleet National Bank, as its prime rate in effect at its principal office in Boston, Massachusetts; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

     "PROPERTY" means any interest of any kind in property or assets, whether real, personal or mixed, and whether tangible or intangible.

     "REGISTER" has the meaning assigned to such term in Section 11.4.

     "RELATED PARTIES" means, with respect to any specified Person, such Person's Affiliates.

     "REQUIRED LENDERS" means, at any time when there is more than one Lender, at least two Lenders having Term Loans representing at least 51% of the sum of the aggregate Term Loans of all Lenders outstanding at such time, or at any time when there is only one Lender, such Lender.

     "RESPONSIBLE OFFICER" means the Chief Financial Officer, Chief Executive Officer, President, Vice President of Finance, or Treasurer of a Credit Party, as applicable.

     "RESTRICTED JUNIOR PAYMENT" means (a) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of, or other equity interest in, any Credit Party now or hereafter outstanding, (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of, or other equity interest in, any Credit Party now or hereafter outstanding,
(c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of, or other equity interest in, any Credit Party now or hereafter outstanding, (d) any payment or prepayment of principal of, premium, if any, or interest on, or redemption purchase, retirement, defeasance (including economic or legal defeasance), sinking fund or similar payment with respect to, any Indebtedness (other than the Obligations), and (e) any payment made to any Affiliates of any Credit Party in respect of management, consulting or other similar services provided to any Credit Party.

     "SPECIAL COUNSEL" means Palmer & Dodge LLP, in its capacity as special counsel to Fleet Capital Corporation, as Administrative and Collateral Agent of the credit facility contemplated hereby.

     "STATUTORY RESERVE RATE" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one MINUS the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Agent is subject with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Term Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

     "SUBSIDIARY" means, with respect to any Person (the "PARENT") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity
(a) of which securities or other ownership interests representing more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent. References herein to "SUBSIDIARIES" shall, unless the context requires otherwise, be deemed to be references to Subsidiaries of the Borrower and the Guarantors.

     "TAXES" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

     "TERM LOAN COMMITMENT" means the commitment of each Lender to make a Term Loan to the Borrower on the Effective Date hereunder. The amount of each Lender's Term Loan Commitment is set forth on SCHEDULE 2.1 hereto. The original principal amount of the Lenders' aggregate Term Loan Commitments is $53,000,000. "TERM LOANS" has the meaning assigned to such term in Section 2.1 hereof.

     "TERM LOAN MATURITY DATE" means April 7, 2006.

     "TOTAL VOTING POWER" means, with respect to any Person, the total number of votes which holders of securities having the ordinary power to vote, in the absence of contingencies, are entitled to cast in the election of directors of such Person.

     "TYPE" when used in reference to any Portion of the Term Loans, refers to whether the rate of interest on such Portion of the Term Loans is determined by reference to the Adjusted LIBO Rate or the Adjusted Base Rate.

     "UCC" means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.

     "U.S. DOLLARS" or "$" refers to lawful money of the United States of America.

     "WHOLLY OWNED SUBSIDIARY" means, with respect to any Person at any date, any corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing 100% of the equity or ordinary voting power (other than directors' qualifying shares) or, in the case of a partnership, 100% of the general partnership interests are, as of such date, directly or indirectly owned, controlled or held by such Person or one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

     "$60MM TERM LOAN FACILITY" means the term loan facility established by the LLC in favor of Nova Tube and Steel, Inc. and American Steel and Aluminum Corporation under the Term Loan Agreement of even date herewith among Nova Tube and Steel, Inc. and American Steel and Aluminum Corporation, as borrowers, Integrated Steel Industries, Inc. as guarantor, the LLC as Lender and Fleet Capital Corporation as Administrative and Collateral Agent.

     1.2 TERMS GENERALLY. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

     1.3 ACCOUNTING TERMS; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; PROVIDED that, if the Borrower notifies the Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision shall have been amended in accordance herewith.

                                   ARTICLE 2

                                 THE TERM LOANS

     2.1 TERM LOANS. Subject to the terms and conditions set forth herein, each Lender agrees to make a term loan to the Borrower at the Effective Time in a principal amount equal to such Lender's Term Loan Commitment (all such term loans being herein called the "TERM LOANS"). The failure of any Lender to make the Term Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; PROVIDED that the Term Loan Commitments of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make its Term Loan as required. Each Lender shall make the Term Loan to be made by it hereunder by wire transfer of immediately available funds at the Effective Time to the account of the Agent designated by it for such purpose. The Agent will make the Term Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to one or more accounts of the Borrower maintained with the Agent in Boston, Massachusetts. Principal amounts of the Term Loans that have been repaid or prepaid may not be reborrowed.

     2.2 INTEREST ELECTIONS.

         (a) The Term Loans shall initially bear interest at a rate per annum equal to the Adjusted Base Rate PLUS the Applicable Margin. Subject to the provisions of this Agreement, from time to time after the initial funding of the Term Loans, the Borrower may elect (i) to request that any Portion or Portions of the Term Loans be converted into a Eurodollar Portion or Eurodollar Portions with specified Interest Periods, and (ii) that at the expiration of any Interest Period for any Eurodollar Portion of the Term Loans, that such Eurodollar Portion be converted into a Base Rate Portion; PROVIDED that there shall not at any time be more than a total of four (4) Eurodollar Portions outstanding, and PROVIDED FURTHER that unless otherwise consented to by the Agent in its sole discretion, prior to three Business Days after the Closing Date, no conversion into a Eurodollar Portion may be made.

         (b) At the commencement of each Interest Period for each Eurodollar Portion of the Term Loans, such Portion shall be in an aggregate amount at least equal to $500,000 or any greater multiple of $500,000.

         (c) To make an election for any Portion of the Term Loans to be converted into (i) a Base Rate Portion, the Borrower shall notify the Agent of such election by telephone not later than 1:00 p.m., Boston, Massachusetts time on the effective date of such election, or (ii) a Eurodollar Portion, or for the continuation of any Eurodollar Portion the applicable Interest Period for which is expiring, the Borrower shall notify the Agent of such election by telephone not later than 1:00 p.m., Boston, Massachusetts time, three Business Days before the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Agent of a written Interest Election Request in a form approved by the Agent and signed by a Designated Financial Officer.

         (d) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.2:

             (i) the Portion or Portions of the Term Loans to which such Interest Election Request applies;

             (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

             (iii) whether each such Portion is to be a Base Rate Portion or a Eurodollar Portion; and

             (iv) with respect to each Eurodollar Portion, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period".

         (e) Promptly following receipt of an Interest Election Request, the Agent shall advise the Lenders of the details thereof.

         (f) If the Borrower fails to deliver a timely Interest Election Request with respect to any Eurodollar Portion of the Term Loans prior to the end of the Interest Period applicable thereto, then, unless such Eurodollar Portion of the Term Loans is repaid as provided herein, at the end of such Interest Period such Eurodollar Portion of the Term Loans shall be converted to a Base Rate Portion. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Agent so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Portion of the Term Loans may be converted to or continued as a Eurodollar Portion and (ii) unless repaid, each Eurodollar Portion shall be converted to a Base Rate Portion at the end of the Interest Period applicable thereto.

     2.3 PAYMENTS GENERALLY: PRO RATA TREATMENT; SHARING OF SET-OFFS.

         (a) The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest or fees or under Sections 2.9, 2.10 or 2.11, or otherwise) prior to 1:00 p.m., Boston, Massachusetts time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Agent at its offices in Boston, Massachusetts, except that payments pursuant to Sections 2.9, 2.10, 2.11 and 11.3 shall be made directly to the Persons entitled thereto. The Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof (subject to the provisions of Subsections 2.3(c) and 2.3(d) hereof), and the Borrower shall have no liability in the event timely or correct distribution of such payments is not so made. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in U.S. dollars.

         (b) If at any time insufficient funds are received by and available to the Agent to pay fully all amounts of principal, interest and fees then due hereunder under any circumstances, including, without limitation during, or as a result of the exercise by the Agent or the Lenders of remedies under the Loan Documents and applicable law, such funds shall be applied (i) first, to pay interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, to obligations with respect to Hedging Agreements entered into by a Lender or an Affiliate of a Lender, in each case regardless of whether such funds are the proceeds of Collateral that is security for less than all of the Term Loans.

         (c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Term Loan (other than pursuant to Sections 2.10 or 2.11), resulting in such Lender receiving payment of a greater proportion of the aggregate principal amount of its Term Loan and accrued interest thereon than the proportion of such amounts received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Term Loans of the other Lenders to the extent necessary so that the benefit of such payments shall be shared by all the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Term Loans; PROVIDED that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest unless the Lender from which such payment is recovered is required to pay interest thereon, in which case each Lender returning funds to such Lender shall pay its pro rata share of such interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Term Loan to any assignee or participant, other than to any Credit Party or any Affiliate of a Credit Party (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

         (d) Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Agent for the account of the Lenders entitled thereto (the "APPLICABLE RECIPIENT") hereunder that the Borrower will not make such payment, the Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Applicable Recipient the amount due. In such event, if the Borrower has not in fact made such payment, then each Applicable Recipient severally agrees to repay to the Agent forthwith on demand the amount so distributed to such Applicable Recipient with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Agent, at the Federal Funds Effective Rate.

         (e) If any Lender shall fail to make any payment required to be made by it pursuant to Sections 2.3(c) or 2.3(d), then the Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Agent for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

     2.4 REPAYMENT OF TERM LOANS; EVIDENCE OF DEBT.

         (a) The Borrower hereby unconditionally promises to pay to the Agent for the accounts of the Lenders monthly principal installments in respect of the Term Loans equal in amount to $220,833 each month on the first day of each month, commencing May 1, 2001. To the extent not previously paid, the entire unpaid principal balance of the Term Loans, and all accrued and unpaid interest thereon, shall be due and payable in full on the Term Loan Maturity Date.

         (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from the Term Loans made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

         (c) The Agent shall maintain accounts in which it shall record (i) the amount of each Term Loan made hereunder, and the Interest Period applicable to each Portion of the Term Loans, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Agent hereunder for the account of the Lenders and each Lender's share thereof.

         (d) The entries made in the accounts maintained pursuant to paragraph
(c) of this Section 2.4 shall be prima facie evidence of the existence and amounts of the obligations recorded therein; PROVIDED that the failure of the Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Term Loans in accordance with the terms of this Agreement.

         (e) Prior to the Closing Date, the Borrower shall prepare, execute and deliver to each Lender a promissory note in the principal amount of such Lender's Term Loan Commitment. Thereafter, the Term Loan of each Lender evidenced by each such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 11.4) be represented by one or more promissory notes in such form payable to the order of the payee named therein.

     2.5 PREPAYMENT OF TERM LOANS.

         (a) OPTIONAL PREPAYMENTS OF TERM LOANS. The Borrower shall have the right at any time and from time to time to prepay the Term Loans in whole or in part, subject to prior notice in accordance with paragraph (d) of this Section
2.5 and subject to the payment of any amounts due under Section 2.10.

         (b) MANDATORY PREPAYMENTS. In the event that the borrowers under the $60MM Term Loan Facility make any payment or prepayment of principal to the LLC or the Agent under the $60MM Term Loan Facility, the Borrower shall be obligated to, and shall, within two (2) Business Days thereof, make a mandatory prepayment of the Term Loans hereunder in an amount equal to 100% of the amount of the payment or prepayment made under the $60MM Term Loan Facility.

         (c) NOTIFICATION OF PREPAYMENTS. The Borrower shall notify the Agent by telephone (confirmed by telecopy) of any prepayment hereunder not later than 1:00 p.m., Boston, Massachusetts time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of the Term Loans or portion thereof to be prepaid. Promptly following receipt of any such notice relating to a prepayment, the Agent shall advise the Lenders of the contents thereof.

         (d) PREPAYMENTS ACCOMPANIED BY INTEREST. Prepayments shall be accompanied by accrued and unpaid interest to the extent required by Section 2.7.

     2.6 FEES.

         (a) The Borrower shall pay to the Agent for the account of each Lender on the Closing Date a closing fee in an aggregate amount equal to the product of
(i) the aggregate amount of the Term Loan Commitments MULTIPLIED BY (ii) one half of one percent (0.50%).

         (b) The Borrower agrees to pay to the Agent, for its own account, fees payable in the amounts and at the times separately agreed in writing between the Borrower and the Agent.

         (c) All fees payable hereunder shall be paid on the dates due, in immediately available funds. Fees paid shall not be refundable under any circumstances, absent manifest error in the determination thereof.

     2.7 INTEREST.

         (a) Each Base Rate Portion of the Term Loans shall bear interest at a rate per annum equal to the Adjusted Base Rate PLUS the Applicable Margin.

         (b) Each Eurodollar Portion of the Term Loans shall bear interest at a rate per annum equal to the Adjusted LIBO Rate for the Interest Period in effect for such Eurodollar Portion PLUS the Applicable Margin.

         (c) Notwithstanding the foregoing, (i) all amounts which are not paid when due shall automatically bear interest until paid in full at the Post-Default Rate, (ii) during the period when any Event of Default of the type described in clauses (g), (h) or (i) of Section 9.1 shall have occurred and be continuing, the principal of all Term Loans hereunder shall automatically bear interest, after as well as before judgment, at the Post-Default Rate, (iii) if there shall occur and be continuing any Event of Default (other than an Event of Default of the type described in clauses (g), (h) or (i) of Section 9.1), following written notice delivered to the Borrower from the Agent at the request of the Required Lenders, the principal of all Term Loans hereunder shall bear interest, after as well as before judgment, at the Post-Default Rate during the period beginning on the date such Event of Default first occurred and ending on the date such Event of Default is cured or waived.

         (d) Accrued interest on each Portion of the Term Loans shall be payable in arrears on each Interest Payment Date for such Portion of the Term Loans; PROVIDED that (i) interest accrued at the Post-Default Rate shall be payable on demand, (ii) in the event of any repayment or prepayment of any Eurodollar Portion of the Term Loans (or the repayment or prepayment in full of the Term Loans), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment, (iii) in the event of any conversion of any Eurodollar Portion of the Term Loans prior to the end of the current Interest Period therefor, accrued interest on such Portion of the Term Loans shall be payable on the effective date of such conversion, and (iv) all accrued and unpaid interest on the Term Loans shall be payable upon the Term Loan Maturity Date.

         (e) All interest hereunder shall be computed on the basis of a year of 360 days, and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Adjusted Base Rate, Adjusted LIBO Rate or LIBO Rate shall be determined by the Agent, and such determination shall be conclusive absent manifest error.

     2.8 ALTERNATE RATE OF INTEREST. If prior to the commencement of any Interest Period for a Eurodollar Portion of the Term Loan:

         (a) the Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period;

         (b) if the Agent is advised by the Required Lenders that the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining the applicable Portion of the Term Loans for such Interest Period; or

         (c) if the Agent or any Lender shall have determined in good faith that as a result of any Change in Law it is unlawful or impossible for any Lender to make or maintain any Eurodollar Portion of the Term Loans;

then the Agent shall give notice thereof to the Borrower and the affected Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Agent notifies the Borrower and such Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any such Portion of the Term Loan to, or continuation of any such Portion of the Term Loan as, a Eurodollar Portion shall be ineffective and (ii) any request for a Eurodollar Portion shall automatically be treated as a request for a Base Rate Portion; provided that if as a result of a Change in Law the Lenders are prohibited from maintaining any outstanding Eurodollar Portion, upon notice from the Agent, the Borrower shall immediately
(x) convert such Eurodollar Portion to a Base Rate Portion, or (y) repay such Eurodollar Portion in full, together with all interest accrued thereon and all fees and other amounts payable to the Lenders hereunder (in either case, subject to the provisions of Section 2.10 of this Agreement with respect to redeployment costs).

     2.9 INCREASED COSTS.

         (a) If any Change in Law shall:

             (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate); or

             (ii) impose on any Lender or the London interbank market any other condition affecting this Agreement or Eurodollar Portions of the Term Loans made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Portion of the Term Loans (or of maintaining its obligation to offer the Borrower eurodollar pricing hereunder) or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

         (b) If any Lender reasonably determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of this Agreement or the Term Loans made by such Lender, to a level below that which such Lender or such Lender's holding company could have achieved but for such Change in Law (taking into consideration such Lender's policies and the policies of such Lender's holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender's holding company, for any such reduction suffered.

         (c) A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section 2.9 shall be delivered to the Borrower and shall be conclusive so long as it reflects a reasonable basis for the calculation of the amounts set forth therein and does not contain any manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

         (d) Failure or delay on the part of any Lender to demand compensation pursuant to this Section 2.9 shall not constitute a waiver of such Lender's right to demand such compensation; PROVIDED that the Borrower shall not be required to compensate a Lender pursuant to this Section 2.9 for any increased costs or reductions incurred more than six months prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's intention to claim compensation therefor; PROVIDED FURTHER that, if the Change in Law giving rise to such increased costs or reductions is (i) retroactive and (ii) occurred within such six-month period, then the six-month period referred to above may be extended to include the period of retroactive effect thereof, but in no event any period prior to the Closing Date.

     2.10 BREAK FUNDING PAYMENTS.

         (a) In the event of (i) the payment of any principal of any Eurodollar Portion of the Term Loans other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (ii) the conversion of any Eurodollar Portion of the Term Loans other than on the last day of the Interest Period applicable thereto, or (iii) the failure to borrow, convert, continue or prepay any Eurodollar Portion of the Term Loans on the date specified in any notice delivered pursuant hereto (regardless of whether such notice is permitted to be revocable and is revoked in accordance herewith), then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event.

         (b) In the case of any Eurodollar Portion of the Term Loans, the loss to any Lender attributable to any such event shall be deemed to include an amount determined by such Lender to be equal to the excess, if any, of

             (i) the amount of interest that such Lender would pay for a deposit equal to the principal amount of such Lender's pro rata share of such Eurodollar Portion of the Term Loans for the period from the date of such payment, conversion, failure or assignment to the last day of the then current Interest Period for such Eurodollar Portion (or, in the case of a failure to convert or continue the duration of the Interest Period that would have resulted from such conversion or continuation) if the interest rate payable on such deposit were equal to the Adjusted LIBO Rate for such Interest Period,

OVER

             (ii) the amount of interest that such Lender would earn on such principal amount for such period if such Lender were to invest such principal amount for such period at the interest rate that would be bid by such Lender (or an Affiliate of such Lender) for U.S. dollar deposits from other banks in the eurodollar market at the commencement of such period.

         (c) A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section 2.9 shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

     2.11 TAXES.

         (a) Any and all payments by or on account of any obligation of the Borrower hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; PROVIDED that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then
(i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.11) the Agent or any Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

         (b) In addition, the Borrower shall pay all Other Taxes to the relevant Governmental Authority in accordance with applicable law.

         (c) The Borrower shall indemnify the Agent and each Lender, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 2.11) paid by the Agent or such Lender (and any penalties, interest and reasonable expenses arising therefrom or with respect thereto during the period prior to the Borrower making the payment demanded under this paragraph (c)), whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender, or by the Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error. In the event that the Agent or any Lender is subsequently reimbursed by any Governmental Agency for any Indemnified Taxes or Other Taxes, the Agent or such Lenders, as the case may be, shall promptly remit to the Borrower the portion of any such reimbursed amount which the Borrower paid to the Agent or such Lender pursuant to this Section 2.11(c).

         (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Agent.

         (e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of a jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate.

                                   ARTICLE 3

                             GUARANTEE BY GUARANTORS

     3.1 THE GUARANTEE. Each Guarantor hereby jointly and severally guarantees to each Lender and the Agent and their respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Obligations. Each Guarantor hereby further agrees that if the Borrower shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Obligations, the Guarantors will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

     3.2 OBLIGATIONS UNCONDITIONAL. The obligations of the Guarantors under
Section 3.1 are absolute and unconditional irrespective of the value, genuineness, validity, regularity or enforceability of this Agreement, the other Loan Documents or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 3.2 that the obligations of the Guarantors hereunder shall be absolute and unconditional under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Guarantors hereunder which shall remain absolute and unconditional as described above:

         (a) at any time or from time to time, without notice to the Guarantors, the time for any performance of or compliance with any of the Obligations shall be extended, or such performance or compliance shall be waived;

         (b) any of the acts mentioned in any of the provisions hereof or of the other Loan Documents or any other agreement or instrument referred to herein or therein shall be done or omitted;

         (c) the maturity of any of the Obligations shall be accelerated, or any of the Obligations shall be modified, supplemented or amended in any respect, or any right hereunder or under the other Loan Documents or any other agreement or instrument referred to herein or therein shall be waived or any other guarantee of any of the Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with; or

         (d) any lien or security interest granted to, or in favor of, the Agent or any Lender or Lenders as security for any of the Obligations shall fail to be perfected.

Each Guarantor hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Agent or any Lender exhaust any right, power or remedy or proceed against the Borrower hereunder or under the other Loan Documents or any other agreement or instrument referred to herein or therein, or against any other Person under any other guarantee of, or security for, any of the Obligations.

     3.3 REINSTATEMENT. The obligations of the Guarantors under this Article 3 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Borrower in respect of the Obligations is rescinded or must be otherwise restored by any holder of any of the Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and each Guarantor agrees that it will indemnify the Agent and each Lender on demand for all reasonable costs and expenses (including fees and expenses of counsel) incurred by the Agent or any Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

     3.4 SUBORDINATION AND SUBROGATION.

         (a) Each Guarantor hereby agrees that all present and future Indebtedness of the Borrower to the Guarantors shall be subordinate and junior in right of payment and priority to the Obligations, and the Borrower agrees not to make, and each Guarantor agrees not to demand, accept or receive any payment in respect of any present or future Indebtedness of the Borrower to the Guarantors, including, without limitation, any payment received through the exercise of any right of setoff, counterclaim or cross claim, or any collateral therefor, unless and until such time as the Obligations shall have been indefeasibly paid in full; provided that the Borrower may make and the Guarantors may receive such payments as shall be permitted under Section 8.6 hereof. Without in any way limiting the foregoing, in the event of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization, dissolution or other similar proceedings relative to the Borrower or to its business, properties or assets, the Lenders shall be entitled to receive payment in full of all of the Obligations before either Guarantor shall be entitled to receive any payment in respect of any present or future Indebtedness of the Borrower to the Guarantors.

         (b) Until such time as the Obligations shall have been indefeasibly paid in full, each Guarantor hereby waives all rights of subrogation, whether arising by contract or operation of law (including, without limitation, any such right arising under the Federal Bankruptcy Code of 1978, as amended) or otherwise by reason of any payment by it pursuant to the provisions of this
Article 3 and further agrees with the Borrower for the benefit of each of its creditors (including, without limitation, each Lender and the Agent) that any such payment by it shall constitute a contribution of capital by the Guarantors to the Borrower.

     3.5 REMEDIES. Each Guarantor agrees that, as between the Guarantors and the Lenders, the obligations of the Borrower hereunder may be declared to be forthwith due and payable as provided in Section 9.1 (and shall be deemed to have become automatically due and payable in the circumstances provided in
Section 9.1) for purposes of Section 3.1 notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Borrower and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Borrower) shall forthwith become due and payable by the Guarantors for purposes of Section 3.1.

     3.6 INSTRUMENT FOR THE PAYMENT OF MONEY. Each Guarantor hereby acknowledges that the guarantee in this Article 3 constitutes an instrument for the payment of money, and consents and agrees that any Lender or the Agent, at its sole option, in the event of a dispute by the Guarantors in the payment of any moneys due hereunder, shall have the right to summary judgment or such other expedited procedure as may be available for a suit on a note or other instrument for the payment of money.

     3.7 CONTINUING GUARANTEE. The guarantee in this Article 3 is a continuing guarantee, and shall apply to all Obligations whenever arising.

     3.8 GENERAL LIMITATION ON GUARANTEE OBLIGATIONS. In any action or proceeding involving any state or non-U.S. corporate law, or any state or Federal or non-U.S. bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of the Guarantors under Section 3.1 would otherwise be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 3.1, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by either Guarantor, any Lender, Agent or other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

                                   ARTICLE 4

                                 THE COLLATERAL

     4.1 ACKNOWLEDGMENT OF LIENS AGAINST THE COLLATERAL. Pursuant to the terms of the Loan Documents, the Credit Parties have granted the Agent for the benefit of the Lenders First Priority Liens on the Collateral as security for the prompt payment and performance of the Obligations.

     4.2 SPECIAL WARRANTIES AND COVENANTS OF THE CREDIT PARTIES. Each Credit Party hereby warrants and covenants to the Agent and the Lenders that:

         (a) Except as otherwise expressly permitted hereunder, no Credit Party will sell or otherwise dispose of any Collateral or any interest therein nor will any Credit Party create, incur or permit to exist any Lien of any kind with respect to any Collateral other than Permitted Liens.

         (b) Each Credit Party will promptly execute and deliver to the Agent such financing statements, certificates and other documents or instruments as may be necessary to enable the Agent to perfect or from time to time renew the Liens granted in favor of the Agent under the Loan Documents, including, without limitation, such financing statements, certificates and other documents as may be necessary to perfect a security interest in any additional Collateral hereafter acquired by such Credit Party or in any replacements or proceeds thereof. Each Credit Party authorizes and appoints the Agent, in case of need, to execute such financing statements, certificates and other documents pertaining to the Agent's Liens on the Collateral in its stead if such Credit Party fails to so execute such documents, with full power of substitution, as such Credit Party's attorney in fact. Each Credit Party further agrees that a carbon, photographic or other reproduction of a security agreement or financing statement is sufficient as a financing statement under this Agreement and the other Loan Documents.

         (c) No Credit Party will change its principal or any other place of business or make any change in its name or conduct business under any fictitious business name or trade name, without, in any such case, at least thirty (30) days' prior written notice to the Agent.

     4.3 BLOCKED ACCOUNT AGREEMENTS.

         (a) On or before the Closing Date, each of the Credit Parties shall establish accounts (each a "BLOCKED ACCOUNT" and collectively the "BLOCKED ACCOUNTS") in the Agent's name for the benefit of each Credit Party with financial institutions reasonably acceptable to the Agent, into which all payments received by such Credit Party shall be deposited, and into which each Credit Party will immediately deposit all payments received by it in the identical form in which such payments were made, whether by cash or check, and
(iii) cause each Credit Party, any Affiliate of a Credit Party, and any other Person acting for or in concert with a Credit Party that receives any monies, checks, notes, drafts or other payments relating to or as proceeds of accounts receivable or other Collateral, to receive and hold such items in trust for, and as the sole and exclusive property of, the Agent and, immediately upon receipt thereof, shall remit the same (or cause the same to be remitted) in hand to the Blocked Accounts.

         (b) On or before the Closing Date, each Credit Party shall cause each financial institution with which a Blocked Account has been established to enter into an agreement (a "BLOCKED ACCOUNT AGREEMENT") on terms satisfactory to the Agent, confirming that the amounts on deposit in such Blocked Account are the sole and exclusive property of the Agent, that such financial institution has no right to setoff against such Blocked Account or against any other account maintained by such financial institution into which the contents of such Blocked Account are transferred, and that upon written notice from the Agent, such financial institution shall wire, or otherwise transfer in immediately available funds in a manner satisfactory to the Agent, funds deposited in the Blocked Account on a daily basis as such funds are collected.

         (c) The Credit Parties agree to pay all reasonable fees, costs and expenses which the Credit Parties incur in connection with opening and maintaining a Blocked Account. All of such fees, costs and expenses which remain unpaid pursuant to any Blocked Account Agreement with the Credit Parties, to the extent same shall have been paid by the Agent hereunder, shall constitute Obligations hereunder, shall be payable to the Agent by the Credit Parties upon demand, and, until paid, shall bear interest at the highest rate then applicable to the Term Loans hereunder. All checks, drafts, instruments and other items of payment or proceeds of Collateral delivered to the Agent in kind shall be endorsed by the requisite Credit Party, to the Agent, and, if that endorsement of any such item shall not be made for any reason, the Agent is hereby irrevocably authorized to endorse the same on such Credit Party's behalf. For the purpose of this Section 4.3(c), each Credit Party irrevocably hereby makes, constitutes and appoints the Agent (and all Persons designated by the Agent for that purpose) as such Credit Party's true and lawful attorney and agent-in-fact
(i) to endorse such Credit Party's name upon said items of payment and/or proceeds of Collateral of the Credit Parties; (ii) to take control in any manner of any item of payment or proceeds thereof; (iii) to have access to any lock box or postal box into which any of the Credit Parties' mail is deposited; and (iv) open and process all mail addressed to any Credit Party and deposited therein.

     4.4 RIGHT OF AGENT TO RECOVER AGAINST COLLATERAL, ETC. Upon the occurrence of any Event of Default, such Event of Default not having previously been waived, remedied or cured, but subject to the provisions of the Uniform Commercial Code or other applicable law, in addition to all other rights under applicable law and under the Loan Documents, the Agent for the benefit of the Lenders shall have the right to take possession of the Collateral and, in addition thereto, the right to enter upon any premises on which the Collateral or any part thereof may be situated and remove the same therefrom. The Agent may require the Credit Parties to make the Collateral (to the extent the same is moveable) available to the Agent at a place to be designated by the Agent which is reasonably convenient to both parties or transfer any information related to the Collateral to the Agent by electronic medium. The Agent will give the Credit Parties at least seven (7) days' prior written notice of the time and place of any public sale thereof or of the time after which any private sale or any other intended disposition thereof is to be made. Any such notice shall be deemed to meet any requirement hereunder or under any applicable law (including the Uniform Commercial Code) that reasonable notification be given of the time and place of such sale or other disposition.

     4.5 PROCEEDS OF COLLATERAL. After deducting all reasonable costs and expenses of collection, storage, custody, sale or other disposition and delivery (including reasonable legal costs and attorneys' fees) and all other charges against the Collateral, the Agent shall remit the residue of the proceeds of any such sale or disposition to the Agent to be applied to the Obligations in such manner as shall be determined by the Agent. In the event the proceeds of any sale, lease or other disposition of the Collateral are insufficient to pay all of the Obligations in full, the Credit Parties will be liable for the deficiency, together with interest thereon at the Post-Default Rate, and the cost and expenses of collection of such deficiency, including (to the extent permitted by law), without limitation, reasonable attorneys' fees, expenses and disbursements.

                                   ARTICLE 5

                         REPRESENTATIONS AND WARRANTIES

     Each of the Credit Parties represents and warrants to the Lenders and the Agent, as to itself and each other Credit Party, that:

     5.1 ORGANIZATION; POWERS. Each Credit Party has been duly formed or organized and is validly existing and in good standing under the laws of its jurisdiction of organization. Each Credit Party has all requisite power and authority to carry on its business as now conducted and is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except where the failure to have such power or authority or to be so qualified or in good standing, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

     5.2 AUTHORIZATION; ENFORCEABILITY. The borrowing of the Term Loans and the grant of security interests pursuant to the Loan Documents are within the power and authority of the Borrower and each other Credit Party and have been duly authorized by all necessary action on the part of the Borrower and each other Credit Party. This Agreement and the other Loan Documents have been duly authorized, executed and delivered by each Credit Party party thereto and constitute legal, valid and binding obligations of such Credit Party, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

     5.3 GOVERNMENTAL APPROVALS; NO CONFLICTS. Except as disclosed on SCHEDULE 5.3, the borrowing of the Term Loans and the grant of the security interests pursuant to the Loan Documents (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority which has not been obtained, (b) will not violate any applicable law, policy or regulation or the organizational documents of any Credit Party thereto or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon any Credit Party, or any assets, or give rise to a right thereunder to require any payment to be made by any Credit Party, and such violation or default or right to payment would have a Material Adverse Effect, and (d) except for the Liens created by the Loan Documents, will not result in the creation or imposition of any Lien on any asset of the Credit Parties.

     5.4 NO OTHER PROPERTIES OR OPERATIONS. None of the Credit Parties owns or leases any property or assets other than, and the Credit Parties have good and marketable title to, (i) the Investment of the Borrower in Chriscorp, (ii) the Investments of the Borrower and Chriscorp in the LLC, (iii) the rights and interests of the LLC under the $60MM Term Loan Facility and all collateral pledged as security therefor, (iv) funds held by the Credit Parties from time to time in one or more Blocked Accounts, and (v) funds held by the Credit Parties from time to time in one or more bank accounts maintained by the Credit Parties with Royal Bank of Canada and First Virginia Bank Colonial in an aggregate amount not exceeding $75,000 at any time. None of the Credit Parties conducts any business or operations, other than the business of making and holding Investments permitted under Section 8.5 hereof and, in the case of LLC, making loans under the $60MM Term Loan Facility. No Credit Party has any outstanding Indebtedness other than the Obligations hereunder.

     5.5 LITIGATION AND ENVIRONMENTAL MATTERS.

         (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of any of the Credit Parties, threatened against or affecting the Credit Parties.

         (b) None of the Credit Parties (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or any inquiry, allegation, notice or other communication from any Governmental Authority which is currently outstanding or pending concerning its compliance with any Environmental Law or (iv) knows of any basis for any Environmental Liability.

     5.6 COMPLIANCE WITH LAWS AND AGREEMENTS. Each of the Credit Parties is in compliance with all laws, regulations, policies and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property.

     5.7 INVESTMENT AND HOLDING COMPANY STATUS. No Credit Party is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended, (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935, as amended or (c) a "bank holding company" as defined in, or subject to regulation under, the Bank Holding Company Act of 1956, as amended.

     5.8 TAXES. Each of the Credit Parties has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which such Credit Party has set aside on its books adequate reserves with respect thereto in accordance with GAAP or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

     5.9 ERISA. No Credit Party has any employee benefit plan within the meaning of Section 3(3) of ERISA in which any Credit Party is an "employer" as defined in Section 3(5) of ERISA, including, but not limited to, any pension Plan or multiemployer plan.

     5.10 DISCLOSURE. As of the Effective Time, the Credit Parties have disclosed to the Agent all material agreements, instruments and corporate or other restrictions to which any Credit Party is subject at the Effective Time, and all other matters known to any Credit Party, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. The information, reports, financial statements, exhibits and schedules furnished at or prior to the Effective Time in writing by or on behalf of the Credit Parties to the Agent in connection with the negotiation, preparation or delivery of this Agreement and the other Loan Documents or included herein or therein or delivered pursuant hereto or thereto, at the Effective Time, when taken as a whole do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not materially misleading.

     5.11 CAPITALIZATION. As of the Effective Time, the capital structure and ownership of each of the Credit Parties is correctly described on SCHEDULE 5.11. Except as set forth on SCHEDULE 5.11, as of the date hereof, (x) there are no outstanding Equity Rights with respect to any Credit Party and, (y) there are no outstanding obligations of any Credit Party to repurchase, redeem, or otherwise acquire any shares of capital stock of or other interest in any Credit Party, nor are there any outstanding obligations of any Credit Party to make payments to any Person, such as "phantom stock" payments.

     5.12 SUBSIDIARIES. Set forth on SCHEDULE 5.12 is a complete and correct list of all Subsidiaries of the Credit Parties as of the date hereof, together with, for each such Subsidiary, (i) the jurisdiction of organization of such Subsidiary, (ii) each Person holding ownership interests in such Subsidiary and
(iii) the nature of the ownership interests held by each such Person and the percentage of ownership of such Subsidiary represented by such ownership interests. Except as disclosed in SCHEDULE 5.12, (x) each Credit Party and its respective Subsidiaries owns, free and clear of Liens (other than Liens permitted hereunder), and has the unencumbered right to vote, all outstanding ownership interests in each Person shown to be held by it in SCHEDULE 5.12, (y) all of the issued and outstanding capital stock of each such Person organized as a corporation is validly issued, fully paid and nonassessable and (z) there are no outstanding Equity Rights with respect to such Person.

     5.13 FEDERAL RESERVE REGULATIONS. No Credit Party is engaged principally or as one of its important activities in the business of extending credit for the purpose of purchasing or carrying margin stock (as defined in Regulation U of the Board). The making of the Term Loans hereunder, the use of the proceeds thereof as contemplated hereby, and the security arrangements contemplated by the Loan Documents, will not violate or be inconsistent with any of the provisions of Regulations T, U, or X of the Board of Governors of the Federal Reserve System.

     5.14 BANK ACCOUNTS. SCHEDULE 5.14 lists all banks and other financial institutions at which any Credit Party maintains deposits and/or other accounts as of the Closing Date, and such Schedule correctly identifies the name, address and telephone number of each depository, the name in which the account is held, a description of the purpose of the account, and the complete account number.

     5.15 BURDENSOME RESTRICTIONS. No Credit Party is a party to or otherwise bound by any indenture, loan or credit agreement or any lease or other agreement or instrument or subject to any charter, corporate or partnership restriction which would reasonably forseeably have a Material Adverse Effect.

                                   ARTICLE 6

                                   CONDITIONS

     6.1 EFFECTIVE TIME. The obligations of the Lenders to make the Term Loans shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 11.2):

         (a) COUNTERPARTS OF AGREEMENT. The Agent shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

         (b) NOTES. The Agent shall have received a duly completed and executed promissory note for each Lender.

         (c) ORGANIZATIONAL STRUCTURE. The corporate organizational structure, capitalizations and ownership of the Credit Parties, shall be as set forth on SCHEDULES 5.11 AND 5.12 annexed hereto. The Agent shall have had the opportunity to review, and shall be satisfied with, the Credit Parties' state and federal tax assumptions, the ownership, capital, organization and structure of the Credit Parties.

         (d) EXISTENCE AND GOOD STANDING. The Agent shall have received such documents and certificates as the Agent or Special Counsel may reasonably request relating to the organization, existence and good standing of each Credit Party, the authorization of the transactions contemplated hereby and any other legal matters relating to the Credit Parties, this Agreement or the other Loan Documents, all in form and substance reasonably satisfactory to the Agent and Special Counsel.

         (e) SECURITY INTERESTS IN COLLATERAL. The Agent shall have received evidence satisfactory to it that the Credit Parties shall have taken or caused to be taken all such actions, executed and delivered or caused to be executed and delivered all such agreements, documents and instruments, and made or caused to be made all such filings and recordings (other than filings or recordings to be made by the Agent on or after the Closing Date) that may be necessary or, in the opinion of the Agent, desirable in order to create in favor of the Agent, for the benefit of the Lenders (upon such filing and recording) perfected First Priority security interests in the Collateral.

         (f) NECESSARY GOVERNMENTAL AUTHORIZATIONS AND CONSENTS; EXPIRATION OF WAITING PERIODS, ETC. The Borrower shall have obtained all permits, licenses, authorizations or consents from all Governmental Authorities, in each case that are necessary or advisable in connection with the transactions contemplated by the Loan Documents, and each of the foregoing shall be in full force and effect, in each case other than those the failure to obtain or maintain which, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. No action, request for stay, petition for review or rehearing, reconsideration or appeal with respect to any of the foregoing shall be pending, and the time for any applicable Governmental Authority to take action to set aside its consent on its own motion shall have expired.

         (g) SOLVENCY ASSURANCES. The Agent shall have received a certificate dated the Closing Date in substantially the form of EXHIBIT B hereto, and signed by a Designated Financial Officer to the effect that, as of the Effective Time and after giving effect to the initial Term Loans hereunder and to the other transactions contemplated hereby:

             (i) the aggregate value of all properties of the Credit Parties at their present fair saleable value on a going concern basis (I.E., the amount that may be realized within a reasonable time, considered to be six months to one year, either through collection or sale at the regular market value, conceiving the latter as the amount that could be obtained for such properties within such period by a capable and diligent businessman from an interested buyer who is willing to purchase under ordinary selling conditions), exceed the amount of all the debts and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) of the Credit Parties;

             (ii) the Credit Parties will not, on a consolidated basis, have an unreasonably small capital with which to conduct their business operations as proposed to be conducted; and

             (iii) the Credit Parties will have, on a consolidated basis, sufficient cash flow to enable them to pay their debts as they mature.

Such certificate shall include a statement to the effect that the financial projections and underlying assumptions contained in such analysis are, fair and reasonably accurately computed.

         (h) FINANCIAL OFFICER CERTIFICATE. The Agent shall have received a certificate, dated the Closing Date and signed by the Designated Financial Officer, confirming compliance with the following conditions at the Effective
Time:

             (i) REPRESENTATIONS AND WARRANTIES. The representations and warranties of each Credit Party set forth in this Agreement and the other Loan Documents are true and correct at the Effective Time; and

             (ii) NO DEFAULTS. At the Effective Time, no Default has occurred and be continuing.

         (i) NO MATERIAL ADVERSE EFFECT. There shall have occurred no Material Adverse Effect (in the reasonable opinion of the Agent).

         (j) OPINION OF COUNSEL TO CREDIT PARTIES. The Agent shall have received favorable written opinions (addressed to the Agent and the Lenders and dated the Closing Date) of (i) Sullivan & Worcester LLP and Stikeman Elliot, special counsel to the Credit Parties, substantially in the forms of EXHIBITS G-1 AND G-2 annexed hereto, and (ii) special local counsel to the Credit Parties in Nova Scotia, Delaware, and Virginia, in each case covering such matters relating to the Credit Parties, this Agreement, the other Loan Documents or the transactions contemplated hereby as the Agent shall reasonably request (and each Credit Party hereby requests such counsel to deliver such opinion).

         (k) $60MM TERM LOAN FACILITY. The Agent shall have received evidence that all documents required to be executed and delivered in connection with, and all conditions precedent to the funding by the LLC of the loans to be made by the LLC under, the $60MM Term Loan Facility have been duly executed, delivered and satisfied.

         (l) BLOCKED ACCOUNTS. The Borrower shall have established such Blocked Accounts as the Agent shall require in accordance with Section 4.3 hereof.

         (m) FEES AND EXPENSES. The Agent shall have received all fees and other amounts due and payable to such Person and Special Counsel at or prior to the Effective Time, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder.

         (n) OTHER DOCUMENTS. The Agent shall have received all material contracts and such other documents as the Agent or any Lender or Special Counsel shall have reasonably requested and the same shall be reasonably satisfactory to each of them and Special Counsel.

         (o) REPRESENTATIONS AND WARRANTIES. The representations and warranties of each Credit Party set forth in this Agreement and the other Loan Documents shall be true and correct on and as of the date of the initial funding of the Term Loans, both before and after giving effect thereto and to the use of the proceeds thereof (or, if any such representation or warranty is expressly stated to have been made as of a specific date, such representation or warranty shall be or have been true and correct as of such specific date).

         (p) NO DEFAULTS. At the time of and immediately after giving effect to the funding of the Term Loans, no Default shall have occurred and be continuing.

                                   ARTICLE 7

                              AFFIRMATIVE COVENANTS

      Until the entire principal of all Term Loans and all accrued and unpaid interest thereon and fees payable hereunder shall have been paid in full, each of the Credit Parties covenants and agrees with the Lenders that:

      7.1 FINANCIAL STATEMENTS AND OTHER INFORMATION. The Borrower will furnish to the Agent and each Lender:

         (a) as soon as available and in any event within 90 days after the end of each fiscal year of each Credit Party:

             (i) unaudited management prepared statements of income, retained earnings and cash flows of each Credit Party, on a standalone basis, for such fiscal year and the related balance sheet of each of the Credit Party as at the end of such fiscal year, in each case setting forth in comparative form the corresponding figures for the preceding fiscal year, and

             (ii) a certificate of a Designated Financial Officer stating that said financial statements referred to in the preceding clause (i) fairly present the respective individual financial condition and results of operations of each Credit Party, in each case in accordance with GAAP, consistently applied, as at the end of, and for, such fiscal year;

         (b) as soon as available and in any event within 45 days after the end of each fiscal quarter of each Credit Party:

             (i) unaudited management prepared statements of income, retained earnings and cash flows of each Credit Party for such fiscal quarter and for the period from the beginning of the respective fiscal year to the end of such fiscal quarter, and the related balance sheet of each Credit Party as at the end of such period, setting forth in each case in comparative form the corresponding figures for the corresponding period in the preceding fiscal year (except that, in the case of balance sheets, such comparison shall be to the last day of the prior fiscal year),

             (ii) a certificate of a Designated Financial Officer stating that said financial statements referred to in the preceding clause (i) fairly present the respective individual financial condition and results of operations of each Credit Party, in each case in accordance with GAAP, consistently applied, as at the end of, and for, such period (subject to normal year-end audit adjustments and the omission of footnotes); and

         (c) concurrently with any delivery of (i) the annual financial statements of the Borrower under clause (a) above, and (ii) the quarterly financial statements of the Borrower for the third fiscal quarter under clause
(b) above, a Compliance Certificate substantially in the form of EXHIBIT I hereto, duly executed by a Designated Financial Officer; and

         (d) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of any Credit Party, or compliance with the terms of this Agreement, as the Agent or any Lender may reasonably request.

     7.2 NOTICES OF MATERIAL EVENTS. The Credit Parties will furnish to the Agent and each Lender prompt written notice of the following:

         (a) the occurrence of any Default;

         (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting any Credit Party or any Subsidiary or other Affiliate thereof that could reasonably be expected to result in a Material Adverse Effect; and

         (c) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section 7.2 shall be accompanied by a statement of a Designated Financial Officer setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

     7.3 EXISTENCE. Each of the Credit Parties will do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence.

     7.4 PAYMENT OF OBLIGATIONS. Each of the Credit Parties will pay its obligations, including Tax liabilities, that, if not paid, could result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) such Credit Party has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

     7.5 BOOKS AND RECORDS; INSPECTION RIGHTS. Each of the Credit Parties will keep proper books of record and account in which entries are made of all dealings and transactions in relation to its business and activities which fairly record such transactions and activities. Each of the Credit Parties will permit any representatives designated by the Agent or any Lender to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants PROVIDED that, so long as no Default has occurred and is continuing, all such visits shall be on reasonable prior notice, at reasonable times during regular business hours of such Credit Party, and PROVIDED FURTHER that after the occurrence and during the continuance of any Default the Agent and any of the Lenders may visit at any reasonable times. The Credit Parties shall reimburse the Agent for its customary examination and inspection fees and all reasonable out-of-pocket costs and expenses. The Credit Parties, in consultation with the Agent, will arrange for a meeting to be held at least once every year (and after the occurrence and during the continuance of a Default, more frequently, if requested by the Agent or the Required Lenders) with the Lenders and Agent hereunder at which the business and operations of the Credit Parties are discussed.

     7.6 FISCAL YEAR. None of the Credit Parties will change its fiscal year or the method of determining the last day of the first three fiscal quarters in each of its fiscal years, without providing thirty (30) days prior written notice to the Agent.

     7.7 COMPLIANCE WITH LAWS. Each of the Credit Parties will comply with (i) all laws, rules, regulations and orders of any Governmental Authority and (ii) all contractual obligations, in each case applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

     7.8 USE OF PROCEEDS. The proceeds of the Term Loans will be used solely for the purpose of (a) the Borrower making a capital contribution to Chriscorp, (b) Chriscorp making a capital contribution to the LLC, and (c) the LLC making the term loan to the borrowers under the $60MM Term Loan Facility. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X.

     7.9 CERTAIN OBLIGATIONS RESPECTING SUBSIDIARIES. Each of the Credit Parties will, and will cause each of its Subsidiaries to, take such action from time to time as shall be necessary to ensure that the percentage of the issued and outstanding shares of capital stock of any class or character owned by it in any Subsidiary on the date hereof is not at any time decreased, other than by reason of transfers to another Credit Party. In the event that any additional shares of stock or other equity interests shall be issued by any Credit Party, the respective holder of such shares of stock or other equity interests shall forthwith deliver to the Agent pursuant to a Stock Pledge Agreement any certificates evidencing such shares of stock, accompanied by undated stock powers executed in blank, and shall take such other action as the Agent shall request to perfect the security interest created therein pursuant to any such Stock Pledge Agreement.

     7.10 ENVIRONMENTAL MATTERS; REPORTING. The Credit Parties will observe and comply with, and cause each Subsidiary to observe and comply with all Environmental Laws to the extent non-compliance could reasonably be expected to have a Material Adverse Effect. The Credit Parties will give the Agent prompt written notice of any violation as to any Environmental Law by any Credit Party or Subsidiary and of the commencement of any judicial or administrative proceeding relating to health, safety or environmental matters (a) in which an adverse result would have a material adverse effect on any operating permits, air emission permits, water discharge permits, hazardous waste permits or other permits held by any Credit Party or Subsidiary which are material to the operations of such Credit Party or Subsidiary, or (b) which will, or is likely to, have a Material Adverse Effect on such Credit Party or Subsidiary to any Person or which will require a material expenditure by such Credit Party or Subsidiary to cure any alleged problem or violation.

     7.11 CASH DEPOSITS/BANK ACCOUNTS. The Credit Parties shall take all actions necessary to maintain, preserve and protect the rights and interests of the Agent with respect to all cash deposits of the Credit Parties and all other proceeds of Collateral and shall not, without the Agent's prior written consent, open any deposit or other bank account, or instruct any account debtor to make payment to any account other than to an established Blocked Accounts under the Agent's control.

                                    ARTICLE 8

                               NEGATIVE COVENANTS

     Until the entire principal of and all interest on the Term Loans and all fees payable hereunder have been paid in full, the Credit Parties covenant and agree with the Agent and the Lenders that:

     8.1 INDEBTEDNESS. The Credit Parties will not create, incur, assume or permit to exist any Indebtedness, except:

         (a) Indebtedness created hereunder; and

         (b) Guarantees permitted under section 8.3.

         8.2 LIENS. No Credit Party will create, incur, assume or permit to exist any Lien on any Property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except (the following being called "PERMITTED LIENS"):

         (a) Liens created under or securing the Loan Documents; and

         (b) Liens imposed by any Governmental Authority for taxes, assessments or charges not yet delinquent or (in the case of property taxes and assessments not exceeding $25,000 in the aggregate more than 90 days overdue) which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the respective Credit Party in accordance with GAAP.

     8.3 CONTINGENT LIABILITIES. The Credit Parties will not Guarantee the Indebtedness or other obligations of any Person, or Guarantee the payment of dividends or other distributions upon the stock of, or the earnings of, any Person, except that the Guarantors may guaranty the obligations of Borrower to the Lenders and the Agent hereunder.

     8.4 FUNDAMENTAL CHANGES. The Credit Parties will not enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve themselves (or suffer any liquidation or dissolution). The Credit Parties will not acquire any business, properties or assets, including any capital stock of, or other equity interests in, or be a party to any acquisition of, any Person. No Credit Party will form or acquire any Subsidiary. The Credit Parties will not conduct any business or operations other than (i) the business of holding Investments permitted under Section 8.5 hereof and (ii) in the case of the LLC, the business of making the loan under the $60MM Term Loan Facility.

     8.5 INVESTMENTS; HEDGING AGREEMENTS. The Credit Parties will not make or permit to remain outstanding any Investment, except (i) Investments by the Borrower in the Guarantors, (ii) Investments by Chriscorp in the LLC, (iii) the loan under the $60MM Term Loan Facility, and (iii) Investments consisting of funds of the Credit Parties on deposit in the bank accounts listed on Schedule 5.14; provided that the aggregate amount of all funds of the Credit Parties on deposit in bank accounts maintained at financial institutions other than Fleet National Bank shall not exceed $75,000 at any time. The Credit Parties will not enter into any Hedging Agreements.

     8.6 RESTRICTED JUNIOR PAYMENTS. The Credit Parties will not declare or make any Restricted Junior Payment at any time; PROVIDED, HOWEVER, that so long as no Default shall have occurred and be continuing and no Default shall be caused therein, (a) the LLC may make dividends and distributions to Chriscorp in an amount equal to the amount of any regularly scheduled payments of principal and interest received by the LLC in respect of the $60MM Term Loan Facility; (b) Chriscorp may make dividends and distributions to the Borrower in an amount equal to the amount of any dividends and distributions received by Chriscorp from the LLC under clause (a) of this Section 8.6; and (c) the Borrower may make annual distributions to its general partners after April 1st of each year in an aggregate amount equal to the difference between (i) the aggregate amount of dividends and distributions received by Chriscorp from the LLC and distributed to the Borrower in respect of interest payments received by the LLC under the $60MM Term Loan Facility during the prior fiscal year, and (ii) the aggregate amount of interest and fees required to be paid by the Borrower to the Lenders in respect of the Term Loans during the prior fiscal year.

     8.7 TRANSACTIONS WITH AFFILIATES. Except as expressly permitted by this Agreement, no Credit Party will directly or indirectly (a) make any Investment in an Affiliate; (b) transfer, sell, lease, assign or otherwise dispose of any property to an Affiliate; (c) merge into or consolidate with an Affiliate, or purchase or acquire property from an Affiliate; or (d) enter into any other transaction directly or indirectly with or for the benefit of an Affiliate (including, without limitation, guarantees and assumptions of obligations of an Affiliate); PROVIDED that:

             (i) any Affiliate who is an individual may serve as a director, officer, employee or consultant of any Credit Party, receive reasonable compensation for his or her services in such capacity; and

             (ii) the Credit Parties may engage in transactions with Affiliates permitted under Section 8.6 hereof and the General Partners of the Borrower may make additional investments in the Borrower from time to time.

     8.8 RESTRICTIVE AGREEMENTS. No Credit Party will, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement (other than this Agreement) that prohibits, restricts or imposes any condition upon the ability of the Credit Parties to create, incur or permit to exist any Lien upon any of its property or assets; PROVIDED that (a) the foregoing shall not apply to restrictions and conditions imposed by law or by this Agreement, (b) the foregoing shall not apply to restrictions and conditions existing on the date hereof identified on SCHEDULE 8.8 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition).

     8.9 MODIFICATIONS OF CERTAIN DOCUMENTS. The Credit Parties will not consent to any modification, supplement or waiver of any of the provisions of any charter or other governing documents or agreements of the Credit Parties without the prior consent of the Agent.

                                   ARTICLE 9

                                EVENTS OF DEFAULT

     9.1 EVENTS OF DEFAULT. The occurrence of any of the following events shall be deemed to constitute an "EVENT OF DEFAULT" hereunder:

         (a) the Borrower shall fail to pay to the Agent or the Lenders (i) any principal of the Term Loans when the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof, by acceleration of such due or prepayment date, or otherwise or (ii) any interest on the Term Loans or any fee or other amount payable under this Agreement or any other Loan Document or any Hedging Agreement with any Lender within two (2) Business Days of the date the same shall become due and payable whether at the due date thereof or at a date fixed for prepayment thereof, by acceleration of such due or prepayment date, or otherwise;

         (b) any representation or warranty made or deemed made by or on behalf of any Credit Party in or in connection with this Agreement, any of the other Loan Documents or any amendment or modification hereof or thereof, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement, any of the other Loan Documents or any amendment or modification hereof or thereof, shall prove to have been incorrect when made or deemed made in any material respect;

         (c) the Credit Parties (i) shall fail to observe or perform any covenant, condition or agreement contained in Sections 7.1, 7.2, 7.6, 7.9, 7.10,
7.11 or in Article 8, or (ii) shall fail to observe or perform any covenant, condition or agreement contained in Section 7.3, 7.4, 7.5, 7.6 or 7.7 and such failure described in this clause (ii) shall continue unremedied for a period of 15 days after the earlier of (x) actual knowledge by an officer of any Credit Party or (y) notice thereof from the Agent (given at the request of any Lender) to the Borrower;

         (d) any Credit Party shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clauses (a), (b) or (c) of this Section 9.1) or any other Loan Document, and such failure shall continue unremedied for a period of 30 days after notice thereof from the Agent (given at the request of any Lender) to the Borrower;

         (e) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of any Credit Party or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Credit Party or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

         (f) any Credit Party shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (g) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Credit Party or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or
(vi) take any action for the purpose of effecting any of the foregoing;

         (g) any Credit Party shall become unable, admit in writing or fail generally to pay its debts as they become due;

         (h) a final judgment or judgments for the payment of money in excess of $250,000 shall be rendered by one or more courts, administrative tribunals or other bodies having jurisdiction against any Credit Party and the same shall not be discharged (or provision shall not be made for such discharge), bonded, or a stay of execution thereof shall not be procured, within 60 days from the date of entry thereof and the relevant Credit Party shall not, within said period of 60 days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal;

         (i) there shall have been asserted against any Credit Party claims or liabilities, whether accrued, absolute or contingent, based on or arising from the generation, storage, transport, handling or disposal of Hazardous Materials by any Credit Party, or any predecessor in interest of any Credit Party, or relating to any site or facility owned, operated or leased by any Credit Party, which claims or liabilities (insofar as they are payable by any Credit Party but after deducting any portion thereof which is reasonably expected to be paid by other credit worthy Persons jointly and severally liable therefor), in the judgment of the Required Lenders are reasonably likely to be determined adversely to any Credit Party, and the amount thereof is, singly or in the aggregate, reasonably likely to have a Material Adverse Effect;

         (j) Annaco General Partnership shall cease to have the capacity to own property or borrow money;

         (k) there shall occur any Change of Control;

         (l) any of the following shall occur: (i) the Liens created under any of the Loan Documents shall at any time (other than by reason of the Agent relinquishing such Lien) cease in any material respect to constitute valid and perfected Liens on any portion of the Collateral; (ii) except for expiration in accordance with its respective terms, any Loan Document shall for whatever reason be terminated, or shall cease to be in full force and effect; or (iii) the enforceability of any Loan Document shall be contested by any Credit Party;

         (m) an Event of Default shall have occurred and be continuing under the $60MM Term Loan Facility and the LLC or the Agent under the $60MM Term Loan Facility shall have declared all obligations under the $60MM Term Loan Facility to be immediately due and payable;

         (n) the LLC or the Agent under the $60MM Term Loan Facility shall receive any payment or prepayment of principal under the $60MM Term Loan Facility and, within two (2) Business Days of such payment or prepayment the Borrower shall fail to make a prepayment of the Term Loans hereunder in an amount equal to 100% of the proceeds of such payment or prepayment;

         (o) either Guarantor shall assert that its obligations hereunder or under any other Loan Documents shall be invalid or unenforceable; or

         (p) there shall occur any Material Adverse Effect.

     9.2 REMEDIES. Upon the occurrence and during the continuance of any Event of Default (other than an event with respect to the Credit Parties described in clause (e) or (f) of Section 9.1), the Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take any or all of the following actions, at the same or different times: (i) declare the Term Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Term Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Credit Parties accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Credit Parties, and (ii) exercise all rights as a secured party and mortgagee under the Loan Documents to the extent permitted by applicable law; and in case of any event with respect to the Credit Parties described in clause (e) or (f) of Section 9.1, the entire principal of the Term Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Credit Parties accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Credit Parties, and the Agent shall be permitted to exercise all rights as a secured party under the Loan Documents to the extent permitted by applicable law.

                                   ARTICLE 10

                                    THE AGENT

     10.1 APPOINTMENT AND AUTHORIZATION. Each of the Lenders hereby irrevocably appoints the Agent as its agent for purposes of administering the Term Loans, this Agreement and the other Loan Documents, and enforcing the Lenders' rights pursuant to this Agreement and the other Loan Documents and authorizes the Agent to take such actions on its behalf and to exercise such powers as are delegated to the Agent by the terms of this Agreement and the other Loan Documents, together with such actions and powers as are reasonably incidental thereto and the Credit Parties may rely on actions taken by the Agent on behalf of the Lenders to bind such Lenders.

     10.2 AGENT'S RIGHTS AS LENDER. The Lender or other financial institution serving as the Agent hereunder shall have the same rights and powers in its capacity as a Lender hereunder as any other Lender and may exercise the same as though it were not the Agent, and such institution and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with any Credit Party or any Subsidiary or other Affiliate of any thereof as if it were not the Agent hereunder.

     10.3 DUTIES AS EXPRESSLY STATED. The Agent shall not have any duties or obligations except those expressly set forth in this Agreement and the other Loan Documents. Without limiting the generality of the foregoing, (a) the Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by this Agreement and the other Loan Documents that the Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as is required hereunder with respect to such action), and (c) except as expressly set forth herein and in the other Loan Documents, the Agent shall not have any duty to disclose, or shall be liable for the failure to disclose, any information relating to any Credit Party or any of their respective Subsidiaries that is communicated to or obtained by the financial institution serving as the Agent or any of its Affiliates or Approved Funds in any capacity. The Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as is required hereunder with respect to such action) or all of the Lenders if expressly required, or in the absence of its own gross negligence or willful misconduct. The Agent shall not be deemed to have knowledge of any Default other than a Default of the types specified in Section 9.1(a) unless and until written notice thereof is given to the Agent by the Borrower or a Lender, and the Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in, or in connection with, this Agreement or the other Loan Documents, (ii) the contents of any certificate, report or other document delivered hereunder or under any of the other Loan Documents or in connection herewith of therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or in any other Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, the other Loan Documents or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article 6 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Agent. The Agent shall not, except to the extent the Agent is expressly instructed by the Required Lenders with respect to enforcement of the Obligations or collection or realization upon the Collateral, be required to initiate or conduct any litigation or collection proceedings hereunder or under any other Loan Document; PROVIDED, HOWEVER, that the Agent shall not be required to take any action which exposes the Agent to personal liability or which is contrary to the Loan Documents or applicable law.

     10.4 RELIANCE BY AGENT. The Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action (it being understood that this provision shall not release the Agent from performing any action with respect to the Borrower expressly required to be performed by it pursuant to the terms hereof) under this Agreement. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or, if so specified by this Agreement, all Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Term Loans.

     10.5 ACTION THROUGH SUB-AGENTS. The Agent may perform any and all of its duties, and exercise its rights and powers, by or through any one or more sub-agents appointed by the Agent; provided that if the Agent appoints a Person which is not a Related Party to act as a sub-agent, the Agent shall provide written notice of such appointment to the Lenders and the Borrower. The Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through its Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Agent and any such sub-agent, and shall apply to its activities in connection with the syndication of the credit facilities provided for herein as well as activities of the Agent.

     10.6 RESIGNATION AND REPLACEMENT OF AGENT AND APPOINTMENT OF SUCCESSOR AGENT. Subject to the appointment and acceptance of a successor Agent, as provided in this paragraph, (a) the Agent may resign at any time by notifying the Lenders and the Borrower and (b) the Agent may be replaced at the written request of Lenders holding not less than 75% of the aggregate outstanding amount of Term Loans. Upon any such resignation or replacement request, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a bank or other financial institution with capital and surplus or assets under management of at least $100,000,000 to serve as successor Agent. If no successor Agent shall have been so appointed and shall have accepted such appointment within 30 days after such retiring Agent gives notice of its resignation, then such retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a bank or other financial institution with capital and surplus or assets under management of at least $100,000,000 and with an office in Boston, Massachusetts or New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Agent hereunder, by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents. The fees payable by the Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After an Agent's resignation or replacement hereunder, the provisions of this Article and Section 11.3 shall continue in effect for the benefit of such retiring or replaced Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Agent.

     10.7 LENDERS' INDEPENDENT DECISIONS. Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement and the other Loan Documents, any related agreement or any document furnished hereunder or thereunder. Except as explicitly provided herein, the Agent has no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect to such operations, business, property, condition or creditworthiness, whether such information comes into its possession on or before the first Event of Default or at any time thereafter. The Agent shall not be deemed a trustee or other fiduciary on behalf of any party.

     10.8 INDEMNIFICATION. Each Lender agrees to indemnify and hold harmless the Agent (to the extent not reimbursed under Section 10.3, but without limiting the obligations of the Borrower under Section 11.3), ratably in accordance with the aggregate principal amount of the respective Term Loan Commitments of the Lenders (or, if all of the Term Loan Commitments shall have been terminated or expired, ratably in accordance with the aggregate outstanding amount of the Term Loans held by the Lenders), for any and all liabilities (including pursuant to any Environmental Law), obligations, losses, damages, penalties, actions, judgments, deficiencies, suits, costs, expenses (including reasonable attorney's fees) or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against the Agent (including by any Lender) arising out of or by reason of any investigation in or in any way relating to or arising out of any Loan Document or any other documents contemplated by or referred to therein for any action taken or omitted to be taken by the Agent under or in respect of any of the Loan Documents or other such documents or the transactions contemplated thereby (including the costs and expenses that the Borrower is obligated to pay under Section 11.3, but excluding, unless a Default has occurred and is continuing, normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents; PROVIDED, HOWEVER, that no Lender shall be liable for any of the foregoing to the extent they are determined by a court of competent jurisdiction in a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of the party to be indemnified. The agreements set forth in this Section 10.8 shall survive the payment of all Term Loans and other obligations hereunder and shall be in addition to and not in lieu of any other indemnification agreements contained in any other Loan Document.

     10.9 CONSENTS UNDER OTHER LOAN DOCUMENTS. Except as otherwise provided in this Agreement and the other Loan Documents, the Agent may, with the prior consent of the Required Lenders (but not otherwise), consent to any modification, supplement or waiver under any of the other Loan Documents.

     10.10 NOTICES TO LENDERS. The Agent agrees to use reasonable efforts to promptly forward to each Lender copies of all written notices, reports or other information delivered to the Agent by the Credit Parties hereunder.

                                   ARTICLE 11

                                  MISCELLANEOUS

     11.1 NOTICES. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telephonic facsimile (fax), as follows:

         (a) if to the Borrower or Chriscorp, to Annaco General Partnership, c/o Novamerican Steel, 300 Canal Bank Road, Building 14, Ville St. Pierre, Quebec H8R1H3, Attention: Christopher H. Pickwoad, Chief Financial Officer (fax No.
(514) 368-3635) with copies to Sullivan & Worcester LLP, One Post Office Square, Boston, Massachusetts 02109, Attention: Dennis J. White (Fax no. (617) 338-2880) and Stikeman Elliot, 1155 Rene-Levesque Blvd. West, 40th Floor, Montreal, Quebec H3B 3V2, Attention: Etienne Massicotte (Fax no. (514) 397-3222).

         (b) if to LLC, to Hencorp LLC, 11111 Leadbetter Road, Ashland, Virginia 23005, Attention: B. Neil Snellings, Jr., President (Fax. No. (804) 798-6031) with copies to Novamerican Steel, 300 Canal Bank Road, Building 14, Ville St. Pierre, Quebec H8R1H3, Attention: Christopher H. Pickwoad, Chief Financial Officer (fax No. (514) 368-3635) with copies to Sullivan & Worcester LLP, One Post Office Square, Boston, Massachusetts 02109, Attention: Dennis J. White (Fax no. (617) 338-2880) and Stikeman Elliot, 1155 Rene-Levesque Blvd. West, 40th Floor, Montreal, Quebec H3B 3V2, Attention: Etienne Massicotte (Fax no. (514) 397-3222).

         (c) if to the Agent, to Fleet Capital Corporation, One Federal Street, Mail Stop MA DE 10307X, Boston, Massachusetts 02110, Attention: Gregory Kress (fax no.: (617) 654-1167), with a copy to Palmer & Dodge LLP, One Beacon Street, Boston, Massachusetts 02108, Attention: David Ruediger (Fax no. (617) 227-4420); and

         (d) if to any Lender, to it at its address (or fax number) set forth in its Administrative Questionnaire.

Any party hereto may change its address or fax number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

     11.2 WAIVERS; AMENDMENTS.

         (a) No failure or delay by the Agent or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Agent and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Credit Party or Subsidiary therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 11.2, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Agent or any Lender may have had notice or knowledge of such Default at the time.

         (b) Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or by the Borrower and the Agent with the written consent of the Required Lenders and the Agent; PROVIDED that no such agreement shall:

             (i) increase the Term Loan Commitment of any Lender without the written consent of such Lender and the Agent;

             (ii) reduce the principal amount of any Term Loan or reduce the rate of interest thereon (other than the decision not to charge, or to cease to charge, Post-Default Interest), or reduce any fees payable hereunder, without the written consent of each Lender affected thereby;

             (iii) postpone the scheduled date of payment of the principal amount of any Term Loan other than mandatory prepayments of the Term Loans required under Section 2.5(b), or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, change the maturity date of any Term Loan, or postpone the scheduled date of expiration of any Term Loan Commitment, without the written consent of each Lender affected thereby;

             (iv) amend or waive the provisions of this Agreement or any Loan Document in a manner that would alter the pro rata sharing of payments required hereunder or thereunder, without in each case the written consent of each Lender;

             (v) alter the rights or obligations of the Borrower to prepay the Term Loans without the written consent of each Lender;

             (vi) change any of the provisions of this Section 11.2 or the definition of "Required Lenders", or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or under any other Loan Document or make any determination or grant any consent hereunder or thereunder, without the written consent of each Lender;

             (vii) release either Guarantor from its obligations in respect of its Guarantee under Article 3 or release all or substantially all of the Collateral (or terminate all or substantially all of the Liens in favor of the Agent on the Collateral), except as expressly permitted in this Agreement, without the written consent of each Lender;

             (viii) waive any of the conditions precedent specified in Section
     6.1 without the written consent of each Lender and the Agent; or

             (ix) subordinate the Term Loans to any other Indebtedness, without the written consent of each Lender;

PROVIDED FURTHER that no such agreement shall amend, modify or otherwise affect the rights or duties of the Agent hereunder without the prior written consent of the Agent.

         (c) Anything in this Agreement to the contrary notwithstanding, no waiver or modification of any provision of this Agreement that has the effect (either immediately or at some later time) of enabling the Borrower to satisfy a condition precedent to the making of the Term Loans shall be effective against the Lenders unless the Required Lenders shall have concurred with such waiver or modification.

     11.3 EXPENSES; INDEMNITY: DAMAGE WAIVER.

         (a) The Credit Parties jointly and severally agree to pay, or reimburse the Agent or the Lenders, as applicable, for paying, (i) all reasonable out-of-pocket expenses incurred by the Agent and its Affiliates, including the reasonable fees, charges and disbursements of Special Counsel, in connection with the syndication of the credit facilities provided for herein, the preparation of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all out-of-pocket expenses incurred by the Agent or any Lender, including the reasonable fees, charges and disbursements of any counsel for the Agent or any Lender, in connection with the investigation, enforcement or protection of its rights in connection with this Agreement and the other Loan Documents, including its rights under this Section 11.3, or in connection with the Term Loans made hereunder following a Default or Event of Default, including in connection with any workout, restructuring or negotiations in respect thereof, and (iv) all Other Taxes levied by any Governmental Authority in respect of this Agreement or any of the other Loan Documents or any other document referred to herein or therein and all costs, expenses, taxes, assessments and other charges incurred in connection with any filing, registration, recording or perfection of any security interest contemplated hereby or by any other Loan Document or any other document referred to therein.

         (b) The Credit Parties jointly and severally agree to indemnify the Agent and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "INDEMNITEE") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee and settlement costs, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, the other Loan Documents or any agreement or instrument contemplated hereby, the performance by the parties hereto and thereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or any other transactions contemplated hereby or thereby, (ii) any Term Loan or the use of the proceeds therefrom (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; PROVIDED that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

         (c) To the extent that the Credit Parties fail to pay any amount required to be paid by them to the Agent under paragraph (a) or (b) of this
Section 11.3, each Lender severally agrees to pay to the Agent such Lender's Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; PROVIDED that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Agent in its capacity as such. In the event that the Lenders are required to reimburse the Agent for any amounts pursuant to this Section 11.3(c), the Agent shall use reasonable efforts to continue to pursue collection of such amounts from the Credit Parties and shall reimburse the Lenders to the extent any such amounts are ultimately recovered from the Credit Parties.

         (d) To the extent permitted by applicable law, none of the Credit Parties shall assert, and each Credit Party hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, the other Loan Documents or any agreement or instrument contemplated hereby or thereby, the transactions contemplated hereby, any Term Loan or the use of the proceeds thereof.

         (e) All amounts due under this Section 11.3 shall be payable promptly after written demand therefor.

     11.4 SUCCESSORS AND ASSIGNS.

         (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Credit Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender and the Agent (and any attempted assignment or transfer by any Credit Party without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Related Parties of the Agent, and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

         (b) Any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Term Loan Commitment and the Term Loans at the time owing to it); PROVIDED that for any assignment:

             (i) except in the case of an assignment of Term Loans to a Lender that holds Term Loans prior to such assignment or an Affiliate of such a Lender or an Approved Fund (in which case, the assignee and assignor Lenders shall give notice of the assignment to the Agent), the Borrower and the Agent each must give its prior written consent to such assignment (which consent shall not be unreasonably withheld, delayed or conditioned);

             (ii) except in the case of an assignment to a Lender or an Affiliate or Approved Fund of a Lender or an assignment of the entire remaining amount of the assigning Lender's aggregate Term Loan Commitment, the aggregate amount of the Term Loan Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Agent) shall not be less than $5,000,000 unless the Borrower and the Agent otherwise consent;

             (iii) each Lender shall assign its Term Loan Commitment, outstanding Term Loan, and its loans under that certain Revolving Credit Facility of even date herewith from the Lenders in favor of Nova Tube and Steel Inc. and American Steel and Aluminum Corporation in the same proportions, such that after giving effect to such assignment, the Assignor's Applicable Percentage of the Term Loan Commitments and the outstanding Term Loans shall be the same as the Assignor's Applicable Percentage of the loans outstanding under such Revolving Credit Facility, and the Assignee's Applicable Percentage of the Term Loan Commitments and the outstanding Term Loans shall be the same as the Assignee's Applicable Percentage of the loans outstanding under such Revolving Credit Facility;

             (iv) the parties to each assignment shall execute and deliver to the Agent an Assignment and Acceptance, and, unless such assignment is to a Lender or its Affiliate or Approved Fund, shall pay a processing and recordation fee of $3,500;

             (v) the assignee, if it shall not be a Lender, shall deliver to the Agent an Administrative Questionnaire; and

             (vi) the assignee shall be an entity organized under the laws of the United States of America or any state thereof, or, if the entity is a Foreign Lender, such Foreign Lender shall have an office located within the United States of America where such Foreign Lender is authorized to make loans and receive payments and where such Foreign Lender will actually make its Term Loan and receive its payments hereunder;

PROVIDED FURTHER that any consent of the Borrower otherwise required under this paragraph shall not be required if a Default or Event of Default shall have occurred and be continuing or in the event of an assignment to an existing Lender.

         (c) Upon acceptance and recording pursuant to paragraph (e) of this
Section 11.4, from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.9, 2.10, 2.11 and 11.3). Notwithstanding anything therein to the contrary, no Approved Fund shall be entitled to receive any greater amount pursuant to Sections 2.9, 2.10 and 2.11 than the transferor Lender would have been entitled to receive in respect of the assignment effected by such transferor Lender had no assignment occurred. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with paragraph (b) of this Section 11.4 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (f) of this Section.

         (d) The Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices in Boston, Massachusetts a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Term Loan Commitment of, and principal amount of the Term Loans owing to, each Lender pursuant to the terms hereof from time to time (the "REGISTER"). The entries in the Register shall be conclusive, and the Borrower, the Agent, and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender or the Agent, at any reasonable time and from time to time upon reasonable prior notice.

         (e) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section 11.4 and any written consent to such assignment required by paragraph (b) of this Section 11.4, the Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

         (f) Any Lender may, without the consent of or notice to the Borrower or the Agent, sell participations to one or more banks or other entities (a "PARTICIPANT") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Term Loan Commitments and the Term Loans owing to it); PROVIDED that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Agent, and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; PROVIDED that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 11.2(b), or the first proviso to
Section 11.2(c), that affects such Participant. Subject to paragraph (g) of this
Section 11.4, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.9, 2.10 and 2.11 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section 11.4.

         (g) A Participant shall not be entitled to receive any greater payment under Section 2.9 or 2.11 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.11 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with
Section 2.11(e) as though it were a Lender.

         (h) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any such pledge or assignment to a Federal Reserve Bank, and this Section 11.4 shall not apply to any such pledge or assignment of a security interest; PROVIDED that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such assignee for such Lender as a party hereto.

         (i) Anything in this Section 11.4 to the contrary notwithstanding, no Lender may assign or participate any interest in any Loan held by it hereunder to any Credit Party or any of its Affiliates or Subsidiaries without the prior consent of each Lender and the Agent.

         (j) A Lender may furnish any information concerning any Credit Party or Subsidiary in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants) subject, however, to and so long as the recipient agrees in writing to be bound by, the provisions of Section 11.13. In addition, the Agent may furnish any information concerning any Credit Party or any of its Subsidiaries or Affiliates in the Agent's possession to any Affiliate of the Agent, subject, however, to the provisions of Section 11.13. The Credit Parties shall assist any Lender in effectuating any assignment or participation pursuant to this Section 11.4 (including during syndication) in whatever manner such Lender reasonably deems necessary, including participation in meetings with prospective transferees.

     11.5 SURVIVAL. All covenants, agreements, representations and warranties made by the Credit Parties and Subsidiaries herein and in the other Loan Documents, and in the certificates or other instruments delivered in connection with or pursuant to this Agreement and the other Loan Documents, shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the other Loan Documents and the making of any Term Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect so long as the principal of or any accrued interest on any Term Loan or any fee or any other amount payable under this Agreement or the other Loan Documents is outstanding and unpaid and so long as the Term Loan Commitments have not expired or terminated. The provisions of Sections 2.9, 2.10, 2.11 and 11.3 and Article 10 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Term Loans, the expiration or termination of the Term Loan Commitments or the termination of this Agreement or any other Loan Document or any provision hereof or thereof.

     11.6 COUNTERPARTS; INTEGRATION; REFERENCES TO AGREEMENT; EFFECTIVENESS. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and any separate letter agreements with respect to fees payable to the Agent or its counsel constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Whenever there is a reference in any Loan Document or UCC Financing Statement to the "Credit Agreement" or "Amended and Restated Credit Agreement" to which the Agent, the Lenders and the Credit Parties are parties, such reference shall be deemed to be made to this Agreement among the parties hereto. Except as provided in Section 6.1, this Agreement shall become effective when it shall have been executed by the Agent and when the Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

     11.7 SEVERABILITY. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

     11.8 RIGHT OF SETOFF. The Borrower hereby grants to the Agent and the Lenders a security interest in all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by any Lender to or for the credit or the account of the Borrower as security for the obligations of the Borrower now or hereafter existing under this Agreement, and the Borrower hereby agrees that if an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section 11.8 are in addition to any other rights and remedies (including other rights of setoff) which such Lender may have.

     11.9 GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS.

         (a) This Agreement shall be construed in accordance with and governed by the law of The Commonwealth of Massachusetts.

         (b) Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the courts of The Commonwealth of Massachusetts and of the United States District Court for the District of Massachusetts, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such Massachusetts court (or, to the extent permitted by law, in such Federal court). Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against any Credit Party or Subsidiary or its properties in the courts of any jurisdiction.

         (c) Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any court referred to in paragraph (b) of this Section 11.9. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

         (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 11.1. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

     11.10 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.10.

     11.11 HEADINGS. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

     11.12 CONFIDENTIALITY. Each Lender agrees to keep confidential information obtained by it pursuant hereto and the other Loan Documents confidential in accordance with such Lender's customary practices and agrees that it will only use such information in connection with the transactions contemplated by this Agreement and not disclose any of such information other than (a) to such Lender's employees, representatives, directors, attorneys, auditors, agents, professional advisors, trustees or Affiliates who are advised of the confidential nature of such information or to any direct or indirect contractual counterparty in swap agreements or such contractual counterparty's professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty agrees to be bound by the provisions of this
Section 11.13, (b) to the extent such information presently is or hereafter becomes available to such Lender on a non-confidential basis from any source of such information that is in the public domain at the time of disclosure, (c) to the extent disclosure is required by law (including applicable securities law), regulation, subpoena or judicial order or process (PROVIDED that notice of such requirement or order shall be promptly furnished to the Borrower unless such notice is legally prohibited) or requested or required by bank, securities, insurance or investment company regulators or auditors or any administrative body or commission (including the Securities Valuation Office of the National Association of Insurance Commissioners) to whose jurisdiction such Lender may be subject, (d) to any rating agency to the extent required in connection with any rating to be assigned to such Lender, (e) to assignees or participants or prospective assignees or participants who agree to be bound by the provisions of this Section 11.13, (f) to the extent required in connection with any litigation between any Credit Party and any Lender with respect to the Term Loans or this Agreement and the other Loan Documents or (g) with the Borrower's prior written consent.

     11.13 LIMITATION ON LIABILITY OF GENERAL PARTNERS. Under the applicable provisions of Delaware law, the General Partners, in their capacities as general partners of the Borrower, a Delaware general partnership, are jointly and severally liable for all obligations of the Borrower. Notwithstanding the foregoing, the Agent and each of the Lenders acknowledge and agree that the sole recourse of the Agent and the Lenders against the General Partners under this Agreement and under the Loan Documents shall be limited to the property and assets of the Borrower and the General Partners' economic interests in the Borrower, and not to any other properties or assets of the General Partners.

     IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                             BORROWER


                             ANNACO GENERAL PARTNERSHIP



                             By:   /s/ D. Bryan Jones
                                -----------------------------------------------
                             Name:  D. Bryan Jones
                             Title: President




                             GUARANTORS


                             CHRISCORP ULC


                             By:   /s/ D. Bryan Jones
                                -----------------------------------------------
                             Name:  D. Bryan Jones
                             Title: President


                             HENCORP LLC


                             By:   /s/ B. Neil Snellings, Jr.
                                -----------------------------------------------
                             Name:  B. Neil Snellings, Jr.
                             Title: President

                              AGENT


                              FLEET CAPITAL CORPORATION,
                              as Administrative and Collateral Agent


                              By:  /s/ Gregory Kress
                                -----------------------------------------------
                              Name: Gregory Kress
                              Title: Vice President

                              LENDERS


                              FLEET CAPITAL CORPORATION


                              By:  /s/ Gregory Kress
                                 ----------------------------------------------
                              Name:  Gregory Kress
                              Title: Vice President


                              CITIZENS BANK OF MASSACHUSETTS


                              By:  /s/ Daniel G. Bernard
                                -----------------------------------------------
                              Name:  Daniel G. Bernard
                              Title: Vice President


                              KEYBANK, NATIONAL ASSOCIATION


                              By:  /s/ Mitchell B. Feldman
                                 ----------------------------------------------
                              Name:  Mitchell B. Feldman
                              Title: Senior Vice President


                             WASHINGTON MUTUAL BANK


                              By:  /s/ Terri K. Lins
                                 ----------------------------------------------
                              Name:  Terri K. Lins
                              Title: Vice President